                                                             Exhibit 99.(k)(iii)

                                                                  Execution Copy

================================================================================

                     REVOLVING CREDIT AND SECURITY AGREEMENT


                                      among


                              ING PRIME RATE TRUST,
                                   as Borrower


                                CRC FUNDING, LLC
                                as Conduit Lender


                                 CITIBANK, N.A.,
                               as Secondary Lender


                                       and


                          CITICORP NORTH AMERICA, INC.,
                                    as Agent


                            Dated as of July 16, 2003

================================================================================

                                                  SIDLEY AUSTIN BROWN & WOOD LLP

                                TABLE OF CONTENTS

                                    ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.     DEFINITIONS                                                    1

SECTION 1.02.     RULES OF CONSTRUCTION                                         25

SECTION 1.03.     COMPUTATION OF TIME PERIODS                                   25

                                   ARTICLE II
                            ADVANCES TO THE BORROWER

SECTION 2.01.     ADVANCE FACILITY                                              26

SECTION 2.02.     MAKING OF ADVANCES                                            26

SECTION 2.03.     NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS                  27

SECTION 2.04.     MATURITY OF THE ADVANCES                                      28

SECTION 2.05.     PREPAYMENT OF THE ADVANCES                                    28

SECTION 2.06.     YIELD                                                         29

SECTION 2.07.     INCREASED COSTS                                               29

SECTION 2.08.     COMPENSATION                                                  31

SECTION 2.09.     ADDITIONAL YIELD ON EURODOLLAR RATE ADVANCES                  31

SECTION 2.10.     TERMINATION OR REDUCTION OF THE TOTAL COMMITMENT              31

SECTION 2.11.     RESCISSION OR RETURN OF PAYMENT                               31

SECTION 2.12.     FEES PAYABLE BY BORROWER                                      32

SECTION 2.13.     POST-DEFAULT INTEREST                                         32

SECTION 2.14.     PAYMENTS                                                      32

SECTION 2.15.     RATABLE PAYMENTS                                              33

SECTION 2.16.     BORROWER'S OBLIGATIONS ABSOLUTE                               33

                                   ARTICLE III
                              CONDITIONS PRECEDENT

SECTION 3.01.     CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT   33

SECTION 3.02.     CONDITIONS PRECEDENT TO ALL ADVANCES                          35

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     REPRESENTATIONS AND WARRANTIES OF THE BORROWER                35

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.     AFFIRMATIVE COVENANTS OF THE BORROWER                         39

SECTION 5.02.     NEGATIVE COVENANTS OF THE BORROWER                            44

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01.     EVENTS OF DEFAULT                                             46

                                   ARTICLE VII
                PLEDGE OF PLEDGED COLLATERAL; RIGHTS OF THE AGENT

SECTION 7.01.     SECURITY INTERESTS                                            50

SECTION 7.02.     SUBSTITUTION OF COLLATERAL AND RELEASE OF SECURITY INTEREST   51

SECTION 7.03.     APPLICATION OF PROCEEDS                                       52

SECTION 7.04.     RIGHTS AND REMEDIES UPON EVENT OF DEFAULT                     53

SECTION 7.05.     REMEDIES CUMULATIVE                                           54

SECTION 7.06.     ENFORCEMENT OF REMEDIES UNDER THE CUSTODIAL AGREEMENT AND
                  LOAN DOCUMENTS                                                54

                                  ARTICLE VIII
                                    THE AGENT

SECTION 8.01.     AUTHORIZATION AND ACTION                                      55

SECTION 8.02.     DELEGATION OF DUTIES                                          55

SECTION 8.03.     AGENT'S RELIANCE, ETC.                                        55

SECTION 8.04.     INDEMNIFICATION                                               56

SECTION 8.05.     SUCCESSOR AGENT                                               56

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01.     NO WAIVER; MODIFICATIONS IN WRITING                           57

SECTION 9.02.     NOTICES, ETC.                                                 57

SECTION 9.03.     TAXES                                                         58

SECTION 9.04.     COSTS AND EXPENSES; INDEMNIFICATION                           60

SECTION 9.05.     EXECUTION IN COUNTERPARTS                                     61

SECTION 9.06.     ASSIGNABILITY                                                 61

SECTION 9.07.     GOVERNING LAW                                                 63

SECTION 9.08.     SEVERABILITY OF PROVISIONS                                    63

SECTION 9.09.     CONFIDENTIALITY                                               63

SECTION 9.10.     MERGER                                                        64

SECTION 9.11.     NO PROCEEDINGS; NO RECOURSE                                   65

SECTION 9.12.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES                    65

SECTION 9.13.     LOAN DOCUMENTS                                                65

SECTION 9.14.     SUBMISSION TO JURISDICTION; WAIVERS                           66

SECTION 9.15.     E-MAIL REPORTS                                                66

SECTION 9.16.     WAIVER OF JURY TRIAL                                          67

SECTION 9.17.     SEVERAL OBLIGATIONS                                           67

SECTION 9.18.     LIMITATION ON LIABILITY                                       67

SCHEDULES
Schedule I    Form of Investor Report
Schedule II   Form of Weekly Portfolio Report
Schedule III  Scope of Audit Procedures
Schedule IV   Industry Classifications

                                    EXHIBITS

EXHIBIT A     Form of Advance Note (if requested)
EXHIBIT B     Form of Notice of Borrowing
EXHIBIT C     Form of Assignment and Acceptance

                     REVOLVING CREDIT AND SECURITY AGREEMENT

          REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of July 16, 2003 among CRC FUNDING, LLC, as the Conduit Lender, CITIBANK, N.A., the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITICORP NORTH AMERICA, INC., as agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the "Agent") and ING PRIME RATE TRUST (together with its permitted successors and assigns, the "Borrower").

                              W I T N E S S E T H:

          WHEREAS, the Borrower desires that the Conduit Lender and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the Conduit Lender and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.01.    DEFINITIONS.

          As used in this Agreement, the following terms shall have the meanings indicated:

          "ADJUSTED ASSET VALUE" means in respect of any Borrowing Base Eligible Asset, as of any date of determination, an amount equal to the product of (i) the Asset Value of such Borrowing Base Eligible Asset as of such date, and (ii) the applicable Advance Rate for such Borrowing Base Eligible Asset.

          "ADMINISTRATION AGREEMENT" means the Amended and Restated Administration Agreement dated as of October 20, 1992, as amended and restated as of February 17, 1995, April 7, 1995, May 2, 1996, April 7, 1997, February 2, 1999 and April 27, 2000, and as amended as of November 2, 2001 between the Administrator and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under this Agreement.

          "ADMINISTRATOR" means ING Funds Services, LLC (formerly known as Pilgrim Group, Inc.), together with its permitted successors and assigns.

          "ADMINISTRATOR LETTER AGREEMENT" means the Letter Agreement dated as of the date hereof from the Administrator to the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

          "ADVANCE" means each advance by the Conduit Lender or a Secondary Lender to the Borrower on a Borrowing Date pursuant to ARTICLE II; provided that if the Conduit Lender assigns a portion of any Advance made by it to a Lender pursuant to an Asset Purchase Agreement or otherwise, the portion of such Advance retained by the Conduit Lender and the portion of such Advance acquired by such Lender shall each be deemed to constitute a separate Advance for purposes of this Agreement.

          "ADVANCE NOTE" means each promissory note, if any, issued by the Borrower to the Conduit Lender or a Secondary Lender in accordance with the provisions of SECTION 2.03, substantially in the form of EXHIBIT A hereto, as the same may from time to time be amended, supplemented, waived or modified.

          "ADVANCE RATE" means (i) in respect of Cash, 100%, (ii) in respect of Eligible Commercial Paper Notes, Eligible Money Market Funds and Eligible Government Securities, 95%, (iii) in respect of Class A Loan Assets, 80%, (iv) in respect of Class B Loan Assets, 70%, (v) in respect of Class C Loan Assets, 60%, (vi) in respect of Class D Loan Assets, 50%, (vii) in respect of Class A Bond Asset, 80%, (viii) in respect of Class B Bond Assets, 72%, (ix) in respect of Class C Bond Assets, 62%, (x) in respect of Class D Bond Assets, 58%, (xi) in respect of Class E Bond Assets, 45%, and (xii) in respect of Class F Bond Assets, 28%.

          "ADVERSE CLAIM" means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person's assets or properties in favor of any other Person, other than Permitted Liens.

          "ADVISER" means ING Investments, LLC, together with its permitted successors and assigns.

          "ADVISER LETTER AGREEMENT" means the Letter Agreement dated as of the date hereof from the Adviser to the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

          "ADVISORY AGREEMENT" means the Investment Management Agreement, September 1, 2000, between the Adviser and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under this Agreement.

          "AFFECTED PERSON" means any Lender, any Secondary Lender, any other entity which enters into a commitment to make or purchase any Advance or any interest therein, any of their respective Affiliates, any corporation controlling any Lender or any Secondary Lender and any permitted assignee or participant of any Lender or any Secondary Lender.

          "AFFILIATE" means, in respect of a referenced Person, another Person controlling, controlled by or under common control with such referenced Person (which in the case of the Conduit Lender and the Agent, shall also include any entity which is a special purpose entity that issues promissory notes and has a relationship to the Agent comparable to that of the Conduit Lender). The terms "control," "controlling," "controlled" and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

          "AGENT" has the meaning assigned to such term in the introduction to this Agreement.

          "AGENT'S ACCOUNT" means the special account (account number 40517805, ABA No. 021000089) of the Agent maintained at the office of Citibank at its Principal Office or to such other account in the United States as the Agent shall designate in writing to the Borrower.

          "AGGREGATE CUSTODIAN'S ADVANCE AMOUNT" means the sum of (i) the aggregate unpaid Dollar amount of all outstanding Custodian's Overdraft Advances of cash, (ii) the aggregate Value of all Custodian's Overdraft Advances of assets (other than cash) to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth in CLAUSES (i) and (ii) above.

          "AGREEMENT" means this Revolving Credit and Security Agreement, as the same may from time to time be amended, supplemented, waived or modified.

          "ALTERNATE BASE RATE" means in respect of any Advance for any Settlement Period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the sum of (i) the Applicable Margin PLUS (ii) the highest of:

          (a)  the Base Rate;

          (b) one-half of one percent (0.5%) above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

          (c) one half of one percent (0.5%) per annum above the Federal Funds Rate.

          "APPLICABLE LAW" means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

          "APPLICABLE MARGIN" means, with respect to the Eurodollar Rate and the Alternate Base Rate, 1.00% per annum.

          "ASSET COVERAGE TEST" means, as of any date of determination, the Borrower's "senior securities representing indebtedness" (as defined in Section 18(g) of the Investment Company Act) have "asset coverage" (as defined in Section 18(h) of the Investment Company Act) of at least 300% (computed on such date of determination regardless of whether or not dividends or distributions are being made on such date, or whether Debt is being incurred on such date).

          "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with the Assignment and Acceptance pursuant to which such Secondary Lender became party to this Agreement.

          "ASSETS" means a collective reference to all items which would be classified as an "asset" on the balance sheet of the Borrower in accordance with GAAP.

          "ASSET VALUE" means, as of any day of determination (i) in respect of Cash, the amount of such Cash, and (ii) in respect of any other Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus and in accordance with Applicable Law, including without limitation the Investment Company Act; PROVIDED, that the Asset Value of any Asset shall be net of the Borrower's liabilities relating thereto, including without limitation all of the Borrower's obligations to pay any unpaid portion of the purchase price thereof; PROVIDED, FURTHER, that for any Asset for which independent reliable market quotations (which may consist of only an independent dealer quotation) are not available (or which is not otherwise valued for the Borrower by an independent recognized pricing source), the Asset Value of such Asset shall be deemed zero for purposes of this definition.

          "ASSIGNEE RATE" means in respect of any Advance by a Secondary Lender or acquired by a Lender (other than the Conduit Lender) for any Settlement Period an interest rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Settlement Period; PROVIDED, HOWEVER, that in case of:

               (i) any Settlement Period on or prior to the first day of which the applicable Lender (other than the Conduit Lender) or the applicable Secondary Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or such Secondary Lender to fund such Advance at the Assignee Rate set forth above (and such Lender or such Secondary Lender shall not have subsequently notified the Agent that such circumstances no longer exist),

               (ii)   any Settlement Period of one to (and including) 27 days,

               (iii) any Settlement Period as to which the Agent receives notice after 12:00 noon (New York City time) on the second Business Day preceding the first day of such Settlement Period, that such Advance will not be funded by the Conduit Lender through the issuance of promissory notes, or

               (iv) any Settlement Period for which the aggregate principal amount of all outstanding Advances is less than $1,000,000,

solely with respect to the affected Lender's or Secondary Lender's pro rata share of such Advances in the case of CLAUSE (i) above, but with respect to the aggregate principal amount of such Advance in the case of CLAUSES (ii) through
(iv) above, the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period.

          "ASSIGNMENT AND ACCEPTANCE" means the Assignment and Acceptance, in substantially the form of EXHIBIT C hereto, entered into by a Secondary Lender, any Eligible Assignee and the Agent, and, if required by the terms of
SECTION 9.06(b), the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement.

          "AUTHORITY" means any governmental or quasi-governmental authority (including without limitation the National Association of Securities Dealers, the stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principals, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign, having the force of law.

          "AUTHORIZED OFFICER" means the president, the executive vice president, the senior vice president, vice president, treasurer, assistant treasurer or any other duly authorized officer of the Borrower; PROVIDED, that the Agent shall have received a manually signed certificate of the Secretary of the Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

          "AUTHORIZED SIGNATORY" means any Authorized Officer or any duly authorized employee of ING Investments, LLC, PROVIDED, that the Agent shall have received a manually signed certificate of the Secretary of the Borrower as to the incumbency of, and bearing a specimen signature of, such duly authorized person or employee.

          "BASE RATE" means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

          "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to the provisions of Title I of ERISA and is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BOND ASSET" means any Asset that is a direct interest in a non-governmental bond obligation.

          "BORROWER" has the meaning assigned to such term in the introduction to this Agreement.

          "BORROWER INFORMATION" has the meaning assigned to such term in
SECTION 9.09(c).

          "BORROWER OBLIGATIONS" means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party under or in connection with this Agreement or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under SECTIONS 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04
of this Agreement.

          "BORROWER REPRESENTATIVES" has the meaning assigned to such term in
SECTION 9.09(b).

          "BORROWER'S ACCOUNT" means the special account (account number 5568-37-00, ABA No. 011-000-028) of the Borrower maintained with the Custodian, or such other account as the Borrower shall from time to time designate in writing to the Agent.

          "BORROWING BASE" means on the date any determination thereof is made, an amount equal to (i) the aggregate Adjusted Asset Value of all Eligible Collateral as of such date of determination MINUS (ii) the Borrowing Base Excess Amount as of such date of determination.

          "BORROWING BASE ELIGIBLE ASSET" means Cash, any Eligible Loan Asset, any Eligible Credit-Linked Note, any Eligible Bond Asset, an Eligible Commercial Paper Note, Eligible Money Market Funds and any Eligible Government Security which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which are free and clear of all Adverse Claims; PROVIDED that such Asset does not constitute (i) a Derivative Transaction, Margin Stock, an Equity Security, a Non-OECD Asset or a Foreign Currency Asset,
(ii) an Asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Derivatives Transaction (other than Derivatives Transactions entered into solely to protect against interest rate risk which have not been entered into for speculative purposes), including, without limitation, any cash or other Asset maintained in a segregated account with the Custodian relating to any outstanding reverse repurchase agreement entered into by the Borrower; or (iii) an Asset held by a sub-custodian of the Custodian which is not located in the United States.

          "BORROWING BASE EXCESS AMOUNT" means as of any date any determination thereof is made, an amount equal to the sum (without duplication) of:

          (i) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities, but including Eligible Commercial Paper Notes and Eligible Money Market Funds) issued or

          Guaranteed by or owing from any Person (together with all Affiliates of such Person), exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (ii)    the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral issued or Guaranteed by or owing from one or more Persons in a single Industry Class, exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (iii)   the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral which constitute Foreign Assets exceeds twenty-five percent (25%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (iv)    the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral which constitute Foreign Assets relating to Obligors in any single OECD Country (other than the United States) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (v)     the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral which constitutes Distressed Loan Assets or Distressed Bond Assets exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (vi)    the amount by which the aggregate Adjusted Asset Value of all
          Loan Assets which constitute Eligible Collateral which constitute participation interests purchased or otherwise acquired from any Selling Institution (together with all Affiliates of such Selling Institution), exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (vii)   the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral which constitutes Unsecured Loan Assets exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS (viii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets in respect of which the interest payable on the principal amount thereof is not calculated by reference to a Floating Rate, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

PLUS      (ix)    the aggregate maximum unused commitments of the Borrower to fund advances or make extensions of credit under the Loan Documents relating to the Pledged Collateral;

PLUS      (x)     the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral which constitute Eligible Credit-Linked Notes exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral; and

PLUS      (xi)    the amount by which the aggregate Adjusted Asset Value of all
          Eligible Collateral which constitute Class E Bond Assets or Class F Bond Assets exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral.

          "BORROWING BASE TEST" means as of any date of determination that the Borrowing Base shall be equal to or greater than the Credits Outstanding.

          "BORROWING DATE" has the meaning assigned to such term in
SECTION 2.02.

          "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York, New York or the New York Stock Exchange is not authorized or required to close, and (ii) if this definition of "Business Day" is utilized in connection with a Eurodollar Rate Advance, dealings in dollar deposits are carried out in the London interbank market.

          "CASH" means a demand deposit of United States Dollars immediately available on the day in question in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first-priority perfected security interest.

          "CITIBANK" means Citibank, N.A. and its successors.

          "CLASS A BOND ASSET" means, as of any date of determination, a Borrowing Base Eligible Asset (i) that is a Bond Asset related to corporate bond obligations and (ii) in respect of which such corporate bond obligations are rated as of such date of determination no less than "BBB-" from S&P and "Baa3" from Moody's, or which, if rated only by S&P or Moody's, shall be rated no less than "BBB-" from S&P or "Baa3" from Moody's, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

          "CLASS B BOND ASSET" means, as of any date of determination, a Borrowing Base Eligible Asset (i) that is a Bond Asset related to corporate bond obligations, (ii) that is not a Class A Bond Asset and (iii) in respect of which such corporate bond obligations are rated as of such date of determination no less than "BB-" from S&P and "Ba3" from Moody's, or which, if rated only by S&P or Moody's, shall be rated no less than "BB-" from S&P or "Ba3" from Moody's, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

          "CLASS C BOND ASSET" means, as of any date of determination, a Borrowing Base Eligible Asset (i) that is a Bond Asset related to corporate bond obligations, (ii) that is not a Class A Bond Asset or Class B Bond Asset and
(iii) in respect of which such corporate bond obligations are rated as of such date of determination no less than "B" from S&P and "B2" from Moody's, or which, if rated only by S&P or Moody's, shall be rated no less than "B" from S&P or "B2" from Moody's, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

          "CLASS D BOND ASSET" means, as of any date of determination, a Borrowing Base Eligible Asset (i) that is a Bond Asset related to corporate bond obligations, (ii) that is not a

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Class A Bond Asset, Class B Bond Asset or Class C Bond Asset and (iii) in
respect of which such corporate bond obligations are rated as of such date of determination no less than "B-" from S&P and "B3" from Moody's, or which, if rated only by S&P or Moody's, shall be rated no less than "B-" from S&P or "B3" from Moody's, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

          "CLASS E BOND ASSET" means, as of any date of determination, a Borrowing Base Eligible Asset (i) that is a Bond Asset related to corporate bond obligations, (ii) that is not a Class A Bond Asset, Class B Bond Asset, Class C Bond Asset or Class D Bond Asset and (iii) in respect of which such corporate bond obligations are rated as of such date of determination no less than "CCC" from S&P and "Caa2" from Moody's, or which, if rated only by S&P or Moody's, shall be rated no less than "CCC" from S&P or "Caa2" from Moody's, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

          "CLASS F BOND ASSET" means, as of any date of determination, a Borrowing Base Eligible Asset (i) that is a Bond Asset related to corporate bond obligations and (ii) is either (a) a Distressed Bond Asset or in respect of which such corporate bond obligations are rated as of such date of determination less than "CCC" from S&P or "Caa2" from Moody's, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality or (b) unrated by S&P or Moody's and the Adviser has assigned no other equivalent rating thereto.

          "CLASS A LOAN ASSET" means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) is not a Distressed Loan Asset, and (iii) has an Asset Value which is ninety percent (90%) or more of its par value as of such date of determination.

          "CLASS B LOAN ASSET" means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) is not a Distressed Loan Asset, and (iii) has an Asset Value which is less than ninety percent (90%) of its par value as of such date of determination.

          "CLASS C LOAN ASSET" means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Distressed Loan Asset, and (ii) has an Asset Value which is ninety percent (90%) or more of its par value as of such date of determination.

          "CLASS D LOAN ASSET" means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Distressed Loan Asset, and (ii) has an Asset Value which is less than ninety percent (90%) of its par value as of such date of determination.

          "CLOSING DATE" means the first date on which the conditions precedent specified in Section 3.01 shall have been fully satisfied.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          "COLLATERAL ACCOUNT" means, collectively, Account Number 556-837-00, ABA Number 011-00002 and Account Number 379-26-342, ABA Number 011-00002, established by the Borrower at State Street Bank and Trust Company.

          "COMPLIANCE CERTIFICATION DATE" has the meaning assigned to such term in SECTION 2.05(b).

          "CONDUIT LENDER" means CRC Funding, LLC, together with its successors and assigns that constitute special purpose entities that issue promissory notes or other debt securities.

          "CONTROL AGREEMENT" means the Control Agreement, dated as of the date hereof among the Borrower, the Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

          "CP RATE" for each day during a Settlement Period for any Advance means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by the Conduit Lender that are allocated, in whole or in part, by the Agent (on behalf of the Conduit Lender) to fund the making or maintenance of such Advance on such day during such Settlement Period as determined by the Agent (on behalf of the Conduit Lender) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Agent on behalf of the Conduit Lender; PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such day the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

          "CREDITS OUTSTANDING" means at any time a determination thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, PLUS (ii) the Yield that would accrue on the aggregate outstanding principal amount of the Advances through the sixty (60) day period following such date of determination, computed by reference to the Assignee Rate based upon the applicable Eurodollar Rates plus the Applicable Margin for a thirty
(30) day period in effect as of the time of determination, plus (iii) the Aggregate Custodian's Advance Amount plus (iv) the sum of (a) the aggregate outstanding principal balance of all advances and other extensions of credit and
(b) any unpaid and past due interest, fees or other obligations, in each case, under the Existing 1998 Credit Agreement.

          "CUSTODIAL AGREEMENT" means the Custodian and Investment Accounting Agreement, dated as of November 1, 2001 by and among the Borrower, one or more other funds that are advised by the Adviser (or any Affiliate thereof) and the Custodian, as amended by a First Amendment to Custodian and Investment Accounting Agreement dated as of March 1, 2002 and as the same may from time to time be amended, restated, supplemented, waived or modified as permitted under the Program Documents.

          "CUSTODIAN" means State Street Bank and Trust Company, as custodian under the Custodial Agreement, and as securities intermediary and collateral agent under the Custodial Agreement and the Control Agreement, and its permitted successors and assigns.

          "CUSTODIAN'S OVERDRAFT ADVANCES" means any advance of cash, assets or securities by the Custodian pursuant to or in connection with the Custodial Agreement.

          "DEBT" means with respect to any Person, at any date, without duplication, (i) all "senior securities representing indebtedness" (as defined in Section 18(g) of the Investment Company Act), (ii) all obligations of such Person for borrowed money, including without limitation, all obligations of such Person which are evidenced by letters of credit or letter of credit reimbursement arrangements, (iii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales), (viii) all Debt of others Guaranteed by such Person, and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of such Person's balance sheet.

          "DEFAULT" means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

          "DERIVATIVES TRANSACTION" means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and any other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

          "DETERMINATION DATE" means (i) each Borrowing Date, (ii) each Weekly Determination Date, (iii) each date any Restricted Payment is made or any Senior Security is issued, and (iv) during the continuance of a Default or an Event of Default, each Business Day which the Agent may designate in its sole discretion as a "Determination Date" (which may be daily).

          "DISTRESSED BOND ASSET" means a Bond Asset (a) the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (b) which is in default (unless cured or waived) beyond the applicable grace period, if any, as to payment of principal or interest or other amount owing under the instruments or agreements under which it was issued or otherwise evidenced, or (c) which is rated lower than "Caa2" by Moody's or lower than "CCC" by S&P or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality.

          "DISTRESSED LOAN ASSET" means a Loan Asset (i) the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (ii) which is in default (unless cured or waived) beyond the applicable grace period, if any, as to payment of principal or interest or other amount owing under the applicable Loan Documents, (iii) which is otherwise classified by the Adviser or the Borrower as "non-performing", (iv) in respect of which the related Obligor is rated "Caa" or lower by Moody's or "CCC" or lower by S&P or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality, (v) which is not part of a senior credit facility, or (vi) which is otherwise not classified as a "Senior Loan" by the Adviser.

          "DOLLARS" and "$" mean lawful money of the United States of America.

          "EDISON CREDIT FACILITY" means that certain Revolving Loan Agreement dated as of July 16, 1998 by and among the Borrower, the Adviser, Edison Asset Securitization, L.L.C., as the lender, and General Electric Capital Corporation, as lender, operating agent and as collateral agent, as amended.

          "ELIGIBLE ASSIGNEE" means Citicorp North America, Inc., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citicorp North America, Inc. or any of their respective Affiliates or any other financial or other institution acceptable to the Agent.

          "ELIGIBLE BOND ASSET" at any time means a Bond Asset: (i) with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash; (ii) which is not part of an issuance of corporate debt securities with an original aggregate principal amount as of the Origination Date of such Bond Asset of less than $100,000,000; and (iii) which has a scheduled maturity date no later than the thirtieth (30th) anniversary after the related Origination Date.

          "ELIGIBLE COLLATERAL" means at any time the Pledged Collateral which constitutes Borrowing Base Eligible Assets.

          "ELIGIBLE COMMERCIAL PAPER NOTE" means a promissory note (i) issued in the commercial paper market by an obligor having its principal office in the United States, having a maturity of not more than 270 days and which (a) if rated by both S&P and Moody's, is rated at least "A-l" by S&P and at least "P-l" by Moody's, and (b) if rated by S&P or Moody's (but not both), is rated at least "A-l" by S&P or at least "P-l" by Moody's (ii) custodied with the Custodian or a sub-custodian pursuant to the Custodian Agreement, (iii) subject to the Custodian's control in accordance with the Control Agreement, (iv) credited to the Collateral Account, and (v) in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first-priority perfected security interest.

          "ELIGIBLE CREDIT-LINKED NOTE" means any Asset (i) which references an asset (the "Referenced Asset") of the type described in either (a) CLAUSES (i) through (iii) of the definition of "Eligible Bond Asset" or (b) CLAUSES (i) through (x) of the definition of "Eligible Loan Asset", (ii) in respect of which
(a) under certain credit conditions (which may include failure to pay or bankruptcy or insolvency of the Obligor in respect of such Referenced Asset), the Borrower shall be required to accept such Referenced Asset (or a similar asset) as payment in full, or (b) in the absence of such credit conditions, the Borrower shall receive periodic interest and principal in full at the maturity of such Asset, (iii) which is (a) custodied with the Custodian or a sub-custodian pursuant to the Custodian Agreement, (b) subject to the Custodian's control in accordance with the Control Agreement, and (c) credited to the Collateral Account, and (iv) in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first-priority perfected security interest.

          "ELIGIBLE GOVERNMENT SECURITIES" means all "Government Securities" (as defined in the Investment Company Act and which for the purposes hereof shall include any securities issued or guaranteed as to principal and interest by an agency of the government of the United States) held in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first-priority perfected security interest.

          "ELIGIBLE LOAN ASSET" at any time means a Loan Asset: (i) with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash; (ii) in respect of which the Borrower's interest is not a subparticipation; (iii) which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related Origination Date; (iv) which is part of a senior credit facility, with respect to which such Loan Asset is not by its terms subordinated (pursuant to contractual provisions or otherwise) to the prior payment of any other liabilities or any equity interests of the related Obligor; (v) which is part of a syndicated credit facility where the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans under such facility on the Origination Date of such Loan Asset is at least equal to $100,000,000; (vi) which relates to Loan Documents in which the Borrower's interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than thirty-three and one-third percent (33.33%); (vii) in respect of which the related Loan Documents are not subject to any confidentiality arrangement which would preclude the Agent from reviewing such Loan Documents; (viii) in which the Borrower's interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders thereunder or participants therein, as the case may be; (ix) in respect of which the credit rating of the related Transaction Agent or its controlling Affiliate is no less than "A-" from S&P or "A3" from Moody's; (x) in respect of which, if the Borrower's interest therein is that of a participant, the credit rating of the related Selling Institution is no less than "A-" from S&P and "A3" from Moody's; and (xi) the pledge of which under Article VII of this Agreement, would not conflict with or constitute a default under or be prohibited by any anti-assignment or other provisions contained in the related Loan Documents, except for anti-assignment provisions rendered ineffective by applicable law.

          "ELIGIBLE MONEY MARKET FUNDS" means shares of money market, mutual or similar funds rated at least AAA by S&P and Aaa by Moody's and held in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first-priority perfected security interest.

          "E-MAIL REPORT" has the meaning assigned to such term in SECTION 9.15.

          "EQUITY SECURITIES" means common and preferred stock, warrants, membership interests or partnership interests and securities that are convertible into common or preferred stock, membership interests or partnership interests, including without limitation common stock purchase warrants and rights, equity interests in trusts, partnerships, limited liability companies, joint ventures or similar enterprises.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (n) of the Code.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR ADDITIONAL YIELD" means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in CLAUSE (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the applicable Lender (other than the Conduit Lender) or Secondary Lender, as the case may be, for such Settlement Period.

          "EURODOLLAR RATE" means, for any Advance for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period equal to such Settlement Period.

          "EURODOLLAR RATE ADVANCE" means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

          "EURODOLLAR RATE RESERVE PERCENTAGE" for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for any applicable Lender (other than the Conduit Lender) or Secondary Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

          "EVENT OF DEFAULT" means any of the events, acts or occurrences set forth in SECTION 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "EXISTING 1998 CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated as of September 2, 1998, by and among the Borrower (formerly known as Pilgrim America Prime Rate Trust), the financial institutions from time to time party thereto and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Syndication Agent, State Street Bank and Trust Company, as Administrative Agent, Deutsche Bank AG, as Documentation Agent, and Commerzbank AG, as Co-Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "FACILITY" has the meaning assigned to such term in SECTION 9.09(b).

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain letter agreement dated the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

          "FLOATING RATE" means an interest rate calculated by reference to the prime rate, the London interbank offered rate, the certificate of deposit rate, the federal funds rate or any other per annum rate commonly referred to in the United States banking industry as a "floating rate."

          "FOREIGN CURRENCY ASSET" means any Asset which is denominated or payable in a currency other than Dollars.

          "FOREIGN ASSET" means any Loan Asset or Bond Asset, as applicable, the Obligor of which is organized under the laws of any OECD Country (other than the United States of America).

          "GAAP" means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

          "GOVERNMENTAL AUTHORIZATIONS" means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

          "GOVERNMENTAL FILINGS" means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "INDUSTRY CLASS" means, for purposes of computing the Borrowing Base, any industry class set forth on SCHEDULE IV hereto, as such SCHEDULE IV may be amended and supplemented from time to time in accordance with this Agreement.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Collateral Agency Agreement dated as of July 16, 2003, by and among the Borrower, the Agent, State Street Bank and Trust Company, as agent for the secured parties under the Existing 1998 Credit Agreement, and State Street Bank and Trust Company, as information agent.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          "INVESTMENT POLICIES AND RESTRICTIONS" means the provisions dealing with investment objectives, policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversification status as set forth in the Prospectus in effect on the Closing Date or as modified in accordance with
SECTION 5.02(i).

          "INVESTOR REPORT" means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

          "LAW" means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

          "LENDERS" means the Conduit Lender, together with all Persons which acquire or are obligated to acquire any interest in any Advance from the Conduit Lender under an Asset Purchase Agreement or in the case of Citibank, under any similar arrangement.

          "LENDER TERMINATION DATE" means the date which is the earlier to occur of (i) one (1) Business Day prior to the Secondary Lender Stated Expiration Date, and (ii) the date on which the Total Commitment is reduced to zero or terminated pursuant to the terms hereof, including, without limitation, pursuant to SECTION 2.10 or SECTION 6.01.

          "LETTER AGREEMENTS" means, collectively, the Administrator Letter Agreement and the Adviser Letter Agreement.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement, or other claim or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

          "LIQUIDATION FEE" means, in respect of any Advance for any Settlement Period which is funded by the Conduit Lender during which the principal on such Advance is repaid by the Borrower in whole or in part prior to the end of said Settlement Period, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the Conduit Lender's investing the proceeds of such reductions of principal.

          "LOAN ASSET" means any Asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than a Bond Asset).

          "LOAN DOCUMENTS" means with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

          "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" means a (i) material adverse effect on the ability of the Borrower, the Adviser or the Administrator to perform its obligations under this Agreement or the Control Agreement or to perform any material obligation under any other Program Document to which it is a party or any Loan Document, (ii) a material adverse effect on any Secured Party's right, title and interest in the Pledged Collateral or on the rights and remedies of any Secured Party under any Program Document, (iii) a material adverse effect on the validity or enforceability of this Agreement or any other Program Document to which the Borrower, the Adviser or the Administrator is a party or any Loan Document, (iv) a material adverse effect on the business, financial condition, operations, Assets or properties of the Borrower, the Adviser or the Administrator, (v) a material Adverse Claim on any of the Assets of the Borrower, or (vi) a Default or Event of Default.

          "MATURITY DATE" means (i) with respect to any Advance funded by a Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date), and (ii) with respect to any Advance made by a Secondary Lender, the Secondary Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date).

          "MOODY'S" means Moody's Investors Service, Inc., together with its successors.

          "MULTIEMPLOYER PLAN" means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA.

          "NON-OECD ASSET" means any Asset issued or guaranteed by any Person organized outside of any OECD Country and, in the case of any Loan Asset or Bond Asset, the Obligor of which is organized outside of any OECD Country.

          "NOTICE OF BORROWING" has the meaning assigned to such term in
SECTION 2.02.

          "NOTICE OF EXCLUSIVE CONTROL" has the meaning assigned to such term in the Control Agreement.

          "OBLIGOR" means (i) in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset and (ii) in respect of any Bond Asset, the issuer thereof and any other Person primarily obligated to repay the bond obligations thereunder.

          "OECD COUNTRY" means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for "foreign currency" of at least "AA-" and "Aa3" from S&P and Moody's, respectively.

          "ORIGINATION DATE" means (i) in respect of any Loan Asset, the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents and (ii) in respect of any Bond Asset, the initial date on which the proceeds of the issuance of such securities which is the subject of such Bond Asset was advanced to the Obligor thereof.

          "OTHER TAXES" has the meaning assigned to such term in
SECTION 9.03(b).

          "PARENT" means ING Groep N.V., together with its successors.

          "PERCENTAGE" of any Secondary Lender means, (i) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (ii) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee.

          "PERMITTED DEBT" means (i) Debt arising under this Agreement or the other Program Documents to the Secured Parties, (ii) Debt in favor of the Custodian relating to Custodian's Overdraft Advances incurred in the ordinary course of the Borrower's business, which are not overdue and which do not exceed the amount permitted by SECTION 5.02(o), (iii) fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower's Assets arising in the ordinary course of the Borrower's business which are not overdue for a period in excess of thirty (30) days, (iv) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower's business in connection with its purchasing of securities, Derivatives Transactions or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies and Restrictions, (v) obligations of the Borrower to fund future extensions of credit under the Loan Documents relating to its Loan Assets which do not exceed twenty percent (20%) of the aggregate Asset Value of the Borrower's Assets and which meet the Borrower's diversification requirements set forth in the Prospectus which are not overdue, (vi) Debt representing accrued expenses and current trade account payables incurred in the ordinary course of the Borrower's business which are not overdue for a period of more than thirty (30) days or which are being diligently contested in good faith,
(vii) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, or (B) shall have obtained an unsecured performance bond in respect of such judgment or award, and (viii) Debt arising in connection with reverse repurchase agreements which are permitted under the Investment Company Act and the Investment Policies and Restrictions, and which have been entered into in the ordinary course of the Borrower's business, (ix) on the Closing Date, Debt created under the Edison Credit Facility, all of which Debt shall be repaid with the initial Advance made pursuant to this Agreement and (x) Debt arising under the Existing 1998 Credit Agreement in an aggregate outstanding principal amount not to exceed $90,000,000.

          "PERMITTED LIENS" means (i) Liens of any Secured Party created by or pursuant to this Agreement or the Control Agreement, (ii) Liens of the Custodian securing the Custodian's Overdraft Advances to the extent such Custodian's Overdraft Advances do not exceed the amount permitted by SECTION 5.02(o), (iii) Liens of the Custodian which are by the terms of the Control Agreement expressly subordinated to the payment of the Borrower Obligations, (iv) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to taxes, assessments and other governmental charges or levies for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (v) Liens securing Debt permitted under clause (x) of the definition of Permitted Debt, (vi) Liens incidental to the conduct of the Borrower's business securing the performance of fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower's Assets arising in the ordinary course of the Borrower's business which are not overdue for a period in excess of thirty (30) days, and (vii) Liens in respect of Debt permitted under clauses (iv) and (viii) of the definition of Permitted Debt.

          "PERMITTED SENIOR SECURITIES" means "senior securities" within the meaning of the Investment Company Act which constitute Advances under this Agreement, notes or similar instruments issued as of the Closing Date in favor of the lenders under the Existing 1998 Credit Agreement, Derivatives Transactions, repurchase transactions, reverse repurchase transactions, preferred shares (to the extent the Borrower shall be in compliance with the terms of SECTION 5.01(e)(xii) in respect thereof) or commitments of the Borrower to fund future advances or other extensions of credit under any Loan Document, to the extent the issuance of any such senior security by the Borrower is not in contravention of the Investment Company Act or the Investment Policies and Restrictions.

          "PERSON" means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "PLAN" means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

          "PLEDGED COLLATERAL" shall have the meaning assigned to such term in
SECTION 7.01.

          "POST-DEFAULT RATE" means in respect of all amounts payable to any Secured Party under any Program Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the Base Rate as in effect from time to time plus two percent (2.00%).

          "PRINCIPAL OFFICE" means the principal office of Citibank presently located at 399 Park Avenue, New York, New York or at such other location as Citibank shall designate in writing to the Borrower.

          "PRIVATE AUTHORIZATIONS" means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

          "PROCEEDS" shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

          "PRODUCT INFORMATION" shall have the meaning assigned to such term in
SECTION 9.09(b).

          "PROGRAM DOCUMENTS" means this Agreement, the Advance Notes, if any, the Letter Agreements, the Asset Purchase Agreements, the Advisory Agreement, the Administration Agreement, the Control Agreement, the Custodial Agreement, the Intercreditor Agreement, the Fee Letter, the Loan Documents and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

          "PROGRAM TERMINATION DATE" means the later to occur of (i) the Secondary Lender Termination Date, and (ii) the date that all Borrower Obligations have been finally paid in full; PROVIDED, HOWEVER, that if any payment in respect of any Borrower Obligation made to any Secured Party must be rescinded or returned for any reason whatsoever (including the insolvency or bankruptcy of the Borrower) such Borrower Obligation shall be deemed to be reinstated as though such payment had not been made and the Program Termination Date shall be deemed to have not occurred.

          "PROSPECTUS" means with respect to the Borrower, the prospectus dated July 1, 2003 filed with the SEC as a part of the Borrower's registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

          "REGISTER" shall have the meaning assigned to such term in
SECTION 9.06(f).

          "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REQUESTED AMOUNT" shall have the meaning assigned to such term in
SECTION 2.02(a).

          "RESTRICTED PAYMENTS" means (i) the declaration of any distributions or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of, any shares of beneficial interests in the Borrower, including, without limitation, all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (ii) the payment of fees and expenses to the Adviser or the Administrator or any Affiliate of the Adviser or the Administrator, as applicable, as compensation for the provision of managerial, administrative services or otherwise.

          "S&P" means Standard & Poor's Ratings Group, together with its successors.

          "SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

          "SECONDARY LENDER COMMITMENT" means (i) with respect to each Secondary Lender party to this Agreement as of the Closing Date, the amount set forth on the signature page to this Agreement, as such amount shall be adjusted by any Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee in accordance with and subject to SECTION 9.06(b), or (ii) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's "Secondary Lender Commitment", in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee in accordance with and subject to SECTION 9.06(b), and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender's Secondary Lender Commitment. References to the unused portion of any Secondary Lender's Secondary Lender Commitment shall mean, at any time, such Secondary Lender's Secondary Lender Commitment then in effect, minus the outstanding principal amount of the Advances funded by such Secondary Lender.

          "SECONDARY LENDER STATED EXPIRATION DATE" means July 13, 2004; PROVIDED that prior to such date (or the date so extended pursuant to this proviso), upon the Borrower written request to the Agent, which request shall be received by the Agent not more than sixty (60) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having 100% of the Total Commitment may, in their sole discretion, consent, which consent shall be given no less than twenty (20) days prior to the then current Secondary Lender Stated Expiration Date (the date any such consent is given, the "Extension Date"), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; PROVIDED, HOWEVER, that any failure of any Secondary Lender to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Secondary Lender.

          "SECONDARY LENDER TERMINATION DATE" means the earlier of (i) the Secondary Lender Stated Expiration Date, and (ii) the date the Total Commitment shall terminate pursuant to SECTION 2.10 or SECTION 6.01.

          "SECONDARY LENDERS" means Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to SECTION 9.06.

          "SECURED PARTIES" means the Agent, the Lenders, the Secondary Lenders and their respective successors and assigns.

          "SECURED PARTY REPRESENTATIVES" shall have the meaning assigned to such term in SECTION 9.09(c).

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

          "SELLING INSTITUTION" means, in respect of any Loan Asset which constitutes a participation interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.

          "SETTLEMENT DATE" means the date which is two (2) Business Days after the end of each Settlement Period; provided, that, for purposes of the payment of Yield, with respect to any Settlement Period for which Yield is computed by reference to the Eurodollar Rate, the Settlement Date shall be the last day of the Settlement Period.

          "SETTLEMENT PERIOD" means in respect of any Advance:

          (a) in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and, unless the Conduit Lender shall have notified the Agent and the Borrower that such Advance will not continue to be funded by the Conduit Lender through the issuance of commercial paper (in which case such Advance shall be automatically continued at the end of the then current Settlement Period as an Advance in respect of which Yield shall be computed by reference to the Alternate Base Rate), thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; PROVIDED, HOWEVER, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent;

          (b) in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the Eurodollar Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; PROVIDED, HOWEVER, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

          (c) in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

          "SPECIFIED LOAN DOCUMENTS" shall have the meaning assigned to such term in the Control Agreement.

          "TAXES" shall have the meaning assigned to such term in
SECTION 9.03(a).

          "TOTAL COMMITMENT" means $325,000,000 as such amount may be reduced pursuant to SECTIONS 2.10 or 9.01. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

          "TRANSACTION AGENT" means a commercial bank, insurance company, finance company or other financial institution that is acting as agent or trustee under the Loan Documents relating to any Loan Asset.

          "UCC" means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

          "UNSECURED LOAN ASSETS" means Loan Assets which are not fully secured under the related Loan Documents by a first-priority perfected Lien on assets or properties of the related Obligor with value as reasonably determined by the Adviser at the time of the Borrower's purchase of such Loan Asset in reliance upon appraisals, financial statements or market valuation techniques, in an amount no less than the outstanding debt of such Obligor under the related Loan Documents.

          "VALUE" shall have the meaning assigned to such term in
Section 2(a)(41) of the Investment Company Act.

          "WEEKLY DETERMINATION DATE" means the last Business Day of each calendar week.

          "WEEKLY PORTFOLIO REPORT" shall have the meaning assigned to such term in SECTION 5.01(e)(ix).

          "YIELD" means for each Advance for each Settlement Period:

               (i) for each day during such Settlement Period to the extent such Advance will be funded or maintained on such day by the Conduit Lender through the issuance of promissory notes,

                                     CPR x P + LF
                                     -------
                                       360

               (ii) for each day during such Settlement Period to the extent such Advance will be funded or maintained on such day by the Conduit Lender through the sale of a participation, or by a Secondary Lender or a Lender (other than the Conduit Lender),

                                     AR x P + LF
                                     -----
                                      360

          where:

               AR = the Assignee Rate for such Advance for such Settlement Period

               P = the outstanding principal amount of such Advance on such day

               CPR      =  the CP Rate for such Advance on such day

               LF = the Liquidation Fee, if any, for such Advance for such Settlement Period (expressed as a daily amount);

PROVIDED, FURTHER, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     SECTION 1.02.    RULES OF CONSTRUCTION.

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words "herein," "hereof and "hereunder" and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof,
(iv) references in this Agreement to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, and (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

     SECTION 1.03.    COMPUTATION OF TIME PERIODS.

          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding".

                                   ARTICLE II
                            ADVANCES TO THE BORROWER

     SECTION 2.01.    ADVANCE FACILITY.

          On the terms and conditions hereinafter set forth, including without limitation, SECTIONS 3.01 and 3.02, the Conduit Lender may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date. On the terms and conditions hereinafter set forth, including without limitation, SECTIONS 3.01 and 3.02 and during the period from the date hereof to the Secondary Lender Termination Date if the Conduit Lender has declined to make an Advance, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments. Under no circumstances shall the Conduit Lender or any Secondary Lender be obligated to make any such Advance, to the extent that after giving effect to the making of such Advance the aggregate principal amount of all outstanding Advances would exceed the Total Commitment.

     SECTION 2.02.    MAKING OF ADVANCES.

          (a) The Borrower shall give the Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent) of each request for an Advance (each such request a "NOTICE OF BORROWING") not later than 12:00 noon (New York City time) on the day which is two (2) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a "BORROWING DATE"), and (ii) the aggregate principal amount of the proposed borrowing (the "REQUESTED AMOUNT"). Any such Notice of Borrowing shall be substantially in the form of EXHIBIT B hereto, dated the date such request is being made, signed by an Authorized Signatory and otherwise appropriately completed. The Requested Amount specified in any Notice of Borrowing shall be at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. The Borrower shall not request more than two
     (2) borrowings in any calendar week.

          (b) During the period prior to the Lender Termination Date, the Conduit Lender shall promptly notify the Agent whether it has determined to make a proposed Advance, and the Agent shall promptly thereafter notify the Borrower whether the Conduit Lender has determined to make such Advance. If the Conduit Lender has declined to make a proposed Advance, the Agent shall promptly send notice of the proposed borrowing to all of the Secondary Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such borrowing, each Secondary Lender's Percentage multiplied by the Requested Amount and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On each Borrowing Date, the Conduit Lender or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower's

     Account Advances in an amount equal to the Requested Amount in immediately available funds. To the extent not covered by SECTION 2.08, the Borrower shall indemnify the Conduit Lender, each Secondary Lender and the Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

     SECTION 2.03.    NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

          (a) Each Lender and each Secondary Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender or such Secondary Lender, as applicable, resulting from each Advance made by such Lender or such Secondary Lender, as applicable, from time to time, including the amounts of principal and Yield thereon and paid to such Lender or Secondary Lender, as applicable, from time to time hereunder.

          (b) The Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder and the Settlement Period with respect thereto, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to each Lender and each Secondary Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's and each Secondary Lender's share thereof.

          (c) The entries maintained in the accounts maintained pursuant to CLAUSES (a) and (b) of this SECTION 2.03 shall be rebuttable presumptive evidence of the existence and amounts of the Borrower Obligations therein recorded (absent manifest error); PROVIDED, HOWEVER, that the failure of the Agent, any Lender or any Secondary Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.

          (d) The Conduit Lender and any Secondary Lender may request that its Advances be evidenced by an Advance Note. In such event, the Borrower shall (as soon as reasonably practicable) prepare, execute and deliver to such Conduit Lender or Secondary Lender, as applicable, an Advance Note payable to the order of such Conduit Lender or Secondary Lender, as applicable. Thereafter, the Advances evidenced by such Advance Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 9.06) be represented by one or more Advance Notes payable to the order of the payee named therein or any assignee pursuant to SECTION 9.06, except to the extent that any such Conduit Lender, Secondary Lender or assignee subsequently returns to the Borrower any such Advance Note for cancellation and requests that such Advances once again be evidenced as described in CLAUSES (a) and (b) of this SECTION 2.03 above. In connection with any assignment pursuant to SECTION 9.06, if such assigning Secondary Lender shall have an Advance Note issued to it, such assigning Secondary Lender shall promptly return its Advance Note to the Borrower marked "cancelled".

     SECTION 2.04.    MATURITY OF THE ADVANCES.

          The principal amount of, and the accrued and unpaid Yield on each outstanding Advance shall be due and payable by the Borrower on the Maturity Date for such Advance.

     SECTION 2.05.    PREPAYMENT OF THE ADVANCES.

          (a) The Borrower shall have the right at any time and from time to time, upon not less than one (1) Business Day's prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Agent specifying the date and amount of such prepayment, to prepay (without any premium or penalty, except for any Liquidation Fee or amount payable under SECTION 2.08) all or a portion of the outstanding Advances, together with unpaid Yield on all Advances that are paid in full on such date of prepayment, on a Business Day; PROVIDED, that any such prepayment, if a partial prepayment, shall be at least $1,000,000 and in integral multiples of $100,000 in excess thereof (or, in the case of any prepayment required under SECTION 2.05(b), at least $10,000 and in integral multiples of $10,000 in excess thereof).

          (b) If on any Determination Date the Borrower is not in full compliance with the Borrowing Base Test, the Borrower shall on the next succeeding Business Day after such Determination Date (each such date, a "COMPLIANCE CERTIFICATION DATE"), (I) notify the Agent of such failure to comply and the amount of any prepayment required to be made, or additional Borrowing Base Eligible Assets required to be pledged, under this CLAUSE
     (b), and (II) prepay Advances (together with Yield thereon) and/or pledge to the Agent additional Borrowing Base Eligible Assets in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such Compliance Certification Date; PROVIDED, HOWEVER, that to the extent the Borrower does not have sufficient available funds and/or additional Borrowing Base Eligible Assets to pledge to the Agent to fully cure such compliance shortfall on such Compliance Certification Date, then the Borrower shall (i) on such Compliance Certification Date prepay outstanding Advances in the amount of its available funds and pledge any Borrowing Base Eligible Assets to the Agent, if applicable; (ii) no later than the close of business on the twelfth (12th) Business Day following such Determination Date either (A) acquire and pledge to the Agent under this Agreement and the Control Agreement additional Borrowing Base Eligible Assets having an Adjusted Asset Value at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05 and (y) the Credits Outstanding as determined on such Compliance Certification Date, or
     (B) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05 and (y) the Credits Outstanding as determined on such Compliance Certification Date; and (iii) no later than the close of business on such Compliance Certification Date, deliver to the Agent a certificate, signed by an Authorized Signatory of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with CLAUSE (B) above, or (y) acquire additional Borrowing Base Eligible Assets in accordance with CLAUSE (A) above and specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of CLAUSE (A) of this SECTION 2.05(b), and (3) certifies that the requirements of this SECTION 2.05(b) shall be satisfied on or prior to the twelfth (12th) Business Day following such Determination Date.

          (c) The amount of each prepayment under this SECTION 2.05 shall be applied ratably to the Advances of each Lender and each Secondary Lender in the order in which such Advances were made by such Lender or Secondary Lender.

     SECTION 2.06.    YIELD.

          The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by SECTION 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lenders or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under the Program Documents (other than in respect of principal and Yield on Advances), then to the reduction of the outstanding principal balance of the Advances then due, and then any excess amount to be returned to the Borrower.

     SECTION 2.07.    INCREASED COSTS.

          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any directive or guideline issued by, or request from, any central bank or other Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower from time to time shall, as promptly as practicable upon written demand by such Affected Person pay to the Agent for the account of such Affected Person additional amounts sufficient to compensate such Affected Person for such increased cost; PROVIDED, HOWEVER, that no additional amounts shall be required under this SECTION 2.07 with respect to (i) income or profits taxes (or franchise taxes imposed in lieu thereof), (ii) Taxes or Other Taxes in effect on the date that such Affected Person became a party to this Agreement or otherwise became committed to purchase or acquire any interest in any Advances (whether by assignment, participation or otherwise), except to the extent that such Affected Person's assignor or predecessor was entitled to such additional amounts, and (iii) Taxes to the extent avoidable had such Person complied with the provisions of SECTION 9.03(f). In determining such amount, such Affected Person may in good faith use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type with respect to other borrowers. Each such Affected Person shall, together with

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

     its written demand therefor, deliver to the Borrower and the Agent a certificate setting forth in reasonable detail the amount of such increased cost and the basis for the calculation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error.

          (b) If an Affected Person determines that the compliance with (i) any Applicable Law or (ii) any directive or guideline issued by, or request from, any central bank or other Authority (whether or not having the force of law), in either case, affects or would affect the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person's commitment under the Program Documents or upon such Affected Person's making, funding or maintaining Advances, then, as promptly as practicable upon written demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances. Each such Affected Person shall, together with its written demand therefore, deliver to the Borrower and the certificate setting forth in reasonable detail such amounts and the basis for the calculation of such amounts, which certificate shall be conclusive and binding for all purposes, absent manifest error.

          (c) Upon the occurrence of any event giving rise to the Borrower's obligation to pay additional amounts to any Affected Person pursuant to SECTIONS 2.07(a), 2.07(b) or 9.03, such Affected Person will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Affected Person) to designate a different lending office; provided, however, that such designation is made on such terms that such Affected Person and its lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding future consequence of the event giving rise to the operation of any such Section. If such additional amounts are not eliminated by any such designation and such Affected Person does not waive payment of such additional amounts, the Agent, may at its sole discretion within sixty (60) days, recommend a replacement Affected Person not so affected. If after the sixty (60) day period described in the preceding sentence a replacement for such Affected Person has not been procured, the Borrower may propose a replacement for such Affected Person and, upon approval of the Agent (which approval shall not be unreasonably withheld or delayed), such Affected Person shall assign its interests under the applicable Program Documents to such replacement entity. The parties hereby agree that unless and until the Affected Person to be replaced (i) is paid in full for all amounts due and owing hereunder and under any other Program Document, and (ii) enters into assignment documents with the replacement entity which are reasonably satisfactory to such Affected Person, it shall have no obligation to assign any of its rights and interests hereunder. Each such Affected Person agrees to take all actions necessary to permit a replacement to succeed to its rights and obligations hereunder and under the other Program Documents. The Borrower agrees to pay all reasonable expenses incurred by any Affected Person in utilizing another lending office of such Affected Person or in assigning its interest pursuant to this SECTION 2.07(c).

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

     Nothing in this SECTION 2.07(c) shall affect or postpone any of the obligations of the Borrower or the rights of any Secured Party.

     SECTION 2.08.    COMPENSATION.

          Without duplication of any amount due by the Borrower in respect of any Liquidation Fee, the Borrower shall compensate each Affected Person, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts and the details showing the basis of the calculation of such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain: (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing, (ii) if any prepayment of any of the Borrower's Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower's Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

     SECTION 2.09.    ADDITIONAL YIELD ON EURODOLLAR RATE ADVANCES.

          So long as any Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay as promptly as practicable following written demand therefor to such Affected Person Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined on a reasonable basis by such Affected Person and notified to the Borrower through the Agent within thirty (30) days after any payment is made with respect to which such additional Yield is requested. Each such Affected Person shall, together with the written demand therefor, deliver to the Borrower and the Agent a certificate setting forth in reasonable detail the amount of such Eurodollar Additional Yield and the basis for the calculation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.10.    TERMINATION OR REDUCTION OF THE TOTAL COMMITMENT.

          (a) The Borrower may at any time, upon thirty (30) days prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; PROVIDED, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

     SECTION 2.11.    RESCISSION OR RETURN OF PAYMENT.

          The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

     SECTION 2.12.    FEES PAYABLE BY BORROWER.

          The Borrower agrees to pay to the Agent and the Secondary Lenders such fees as are set forth in the Fee Letter.

     SECTION 2.13.    POST-DEFAULT INTEREST.

          The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Agent's demand.

     SECTION 2.14.    PAYMENTS.

          (a) All amounts owing and payable by the Borrower to the Agent, any Lender or any Secondary Lender, in respect of the Advances or otherwise under this Agreement or any other Program Document, including, without limitation, the principal amount of outstanding Advances, Yield, fees, indemnities, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds on or prior to 12:00 noon (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Agent's Account. Any payment paid after 12:00 noon (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

          (b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          (c) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute such funds, FIRST to the Lenders and the Secondary Lenders on a pro rata basis in accordance with such amounts owed to each Lender and Secondary Lender in payment in full of all accrued and unpaid Yield owing to the Lenders and Secondary Lenders, SECOND to the Lenders, the Secondary Lenders or the Agent, on a pro rata basis in accordance with such amounts owed to each such Person in payment of any other fees or other amounts owed by the Borrower to the Lenders, the Secondary Lenders and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), and THIRD to the payment of the principal amount of the Advances owing to such Lenders and Secondary Lenders on a pro rata basis in accordance with such amounts owed to each such Lender and Secondary Lender.

          (d) During the continuance of an Event of Default all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower, including all Proceeds resulting from the sale or disposition of the Pledged Collateral shall be remitted to the Agent's Account and applied in accordance with Section 7.03(a).

     SECTION 2.15.    RATABLE PAYMENTS.

          If any Secondary Lender or Lender (other than the Conduit Lender), whether by setoff, bankers' lien, counterclaim or otherwise, has payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other Lender or Secondary Lender entitled to receive a ratable share of such payments, such Lender or Secondary Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the unpaid Borrower Obligations held by the other Lenders and Secondary Lenders so that after such purchase each Lender and Secondary Lender will hold its ratable proportion of such unpaid Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secondary Lender or Lender, as the case may be, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     SECTION 2.16.    BORROWER'S OBLIGATIONS ABSOLUTE.

          The Borrower's obligations under this Agreement and under the other Program Documents to which it is a party shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, the Adviser, the Administrator or any other Person may have or have had against any Secured Party or any other Person.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

     SECTION 3.01.    CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS
AGREEMENT.

          The effectiveness of this Agreement and the Conduit Lender's and any the Secondary Lender's obligations hereunder shall be subject to the conditions precedent that the Agent shall have received (or waived receipt thereof) on or before the initial Borrowing Date the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent in sufficient copies for the Conduit Lenders and the Secondary Lenders:

          (a) each of the Program Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;

          (b)  the Prospectus, as in effect on the Closing Date;

          (c) the signed opinions of counsel to the Borrower, the Adviser and the Administrator addressed to the Agent, each the Conduit Lender and each Secondary Lender as to such matters as the Agent shall have reasonably requested;

          (d) if requested by the Conduit Lender or any Secondary Lender pursuant to SECTION 2.03 on or prior to the Closing Date, an Advance Note duly executed and completed by the Borrower to the Conduit Lender or such Secondary Lender, as applicable;

          (e) copies of all Governmental Authorizations, material Private Authorizations and Governmental Filings, if any, which may be required to be made or obtained by the Borrower in connection with the transactions contemplated by the Program Documents;

          (f) a certificate of the Secretary or Assistant Secretary of each of the Borrower, the Adviser and the Administrator certifying (i) as to its certificate of incorporation or declaration of trust, as applicable and by-laws, (ii) solely as to the Borrower, as to the resolutions of its Board of Trustees approving this Agreement, the other Program Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Program Documents to which it is a party are true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents to which it is a party;

          (g) copies of proper financing statements naming the Borrower as debtor and the Agent as secured party to be filed under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's interests in the Pledged Collateral contemplated by this Agreement;

          (h) copies of proper termination financing statements, if any, necessary to release all Adverse Claims of any Person in the Assets of the Borrower previously granted by the Borrower;

          (i) completed requests for information, dated on or before the date of the initial Borrowing Date, listing all effective financing statements filed in the jurisdictions referred to in subsection (g) above that name the Borrower (under its present name and any previous name) as debtor, together with copies of such other financing statements;

          (j) a pro-forma Investor Report, which shall evidence compliance with the Borrowing Base Test, the Asset Coverage Test and certain other terms of the Program Documents after giving effect to the initial borrowing of Advances under this Agreement; and

          (k) the fees, if any, to be received by it on or prior to the Closing Date under this Agreement and the Fee Letter.

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

     SECTION 3.02.    CONDITIONS PRECEDENT TO ALL ADVANCES.

          The obligation of the Conduit Lenders and the Secondary Lenders to make any Advance (including the initial Advances) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

          (a) each of the representations and warranties of the Borrower, the Custodian, the Adviser and the Administrator contained in this Agreement, the Letter Agreements and the other Program Documents shall be true and correct as of such date and shall continue to be true immediately after giving effect to such Advance;

          (b) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Advance;

          (c) immediately after giving effect to such Advance the Borrower shall be in full compliance with each of the Borrowing Base Test and the Asset Coverage Test;

          (d) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment; and

          (e) the Agent shall have received an Investor Report and such other instruments, certificates and documents as the Agent shall reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date and each Weekly Determination Date, as follows:

          (a) DUE ORGANIZATION. The Borrower is a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own and operate its Assets, to conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party, except where the failure to hold such power and authority could not reasonably be expected to result in a Material Adverse Effect.

          (b) DUE QUALIFICATION AND GOOD STANDING. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Program Documents to which it is a party, requires such qualification, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse Effect.

          (c) DUE AUTHORIZATION; EXECUTION AND DELIVERY; LEGAL, VALID AND BINDING; ENFORCEABILITY. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Program Documents to which it is a party are within its powers and have been duly authorized by all requisite action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) NONCONTRAVENTION. Neither the execution and delivery by the Borrower of this Agreement, the other Program Documents to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its declaration of trust or other organizational documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any contractual restriction binding on or affecting the Borrower or any of its Assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (iv) result in any Adverse Claim upon any Asset of the Borrower.

          (e) GOVERNMENTAL AUTHORIZATIONS; PRIVATE AUTHORIZATIONS; GOVERNMENTAL FILINGS. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, the other Program Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, except in the case of Private Authorizations, where the failure to obtain such Private Authorizations could not reasonably be expected to have a Material Adverse Effect.

          (f) SECURITY INTEREST. This Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof and thereof are, and at all times shall be, effective to create and perfect in the Agent for the benefit of the Secured Parties a first-priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian's Overdraft Advances to the extent permitted by SECTION 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims.

          (g) BORROWING BASE ELIGIBLE ASSETS, ADVERSE CLAIMS, ETC. The Borrower owns each Borrowing Base Eligible Asset free and clear of Adverse Claims; and as of the initial Borrowing Date and at all times thereafter, the Agent has a first-priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian's Overdraft Advances to the extent permitted by SECTION 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims.

          (h) NO FINANCING STATEMENT. No effective financing statements or other instruments similar in effect covering any Asset of the Borrower are on file in any recording office, except those filed in favor of the Agent pursuant to this Agreement.

          (i) PRINCIPAL OFFICE; ORGANIZATION. The Borrower's principal place of business and chief executive office is at the addresses referred to in
     SECTION 5.01(d), the Borrower's jurisdiction of organization is the Commonwealth of Massachusetts and the Borrower has not transacted any business under any name other than "ING Prime Rate Trust".

          (j) PENDING LITIGATION OR OTHER PROCEEDING. There are no pending or, to the best of the Borrower's knowledge, threatened investigations, litigation, suits or proceedings involving the Borrower which could reasonably be expected to have a Material Adverse Effect.

          (k) INVESTMENT COMPANY ACT, ETC. The Borrower is and will continue to be registered as a diversified, closed-end management investment company as such term is used in the Investment Company Act and is in compliance in all material respect with the Investment Company Act and the Investment Policies and Restrictions (other than with respect to the Borrower's minimum "asset coverage" (as defined in and determined pursuant to Section 18 of the Investment Company Act) which compliance shall be without qualification).

          (1) INFORMATION AND REPORTS. The Prospectus, each Investor Report, each Weekly Portfolio Report, each Notice of Borrowing and all other written information, written reports, certificates and written statements provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents to which the Borrower is a party or the transactions contemplated hereby or thereby to be performed by the Borrower is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party is and will be (except for projections and forward looking statements (other than any pro forma Investor Report)) true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading under the circumstances in which they were made or delivered as of the time when made or delivered.

          (m) APPLICABLE LAW. The Borrower is in full compliance with all Applicable Law, including, without limitation, the Securities Act and the Investment Company Act, including the rules and regulations promulgated thereunder, except where the failure to so comply could not give rise to a reasonable possibility of a Material Adverse Effect (other than with respect to the Borrower's minimum "asset coverage" (as defined in and determined pursuant to Section 18 of the Investment Company Act), which compliance shall be without qualification).

          (n) ERISA. The Borrower is not nor has during the past five (5) years been a member of an ERISA Group and does not have nor during the past five
     (5) years had any liability or obligation with respect to any Plan, Multiemployer Plan or Benefit Arrangement; provided, however, that the Borrower may incur liabilities or obligations under a plan or arrangement in the form of (i) the Form of Retirement Plan For Each Closed End Fund or
     (ii) the Form of Amended and Restated Deferred Compensation Agreement.

          (o) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing and on each Borrowing Date each of the conditions precedent to the making of Advances set forth in Section 3.02 have been fully satisfied.

          (p) BORROWING BASE TEST; ASSET COVERAGE TEST, ETC. The Borrowing Base Test and the Asset Coverage Test are fully satisfied and will be fully satisfied and immediately after the making of each Advance; provided, that if on any date this representation is made (other than a Borrowing Date) the Borrower is in full compliance with the requirements set forth in
     SECTION 2.05(b), the Borrower shall be deemed to be in compliance with this CLAUSE (p) to the extent it relates to the Borrowing Base Test as of such date.

          (q) INTERNAL REVENUE CODE. The Borrower is qualified, and intends to continue to qualify, as a "regulated investment company" within the meaning of the Code, and as such its income is not, and will not be, subject to tax at the corporate level under the Code.

          (r) TAXES. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all material taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.

          (s) FINANCIAL CONDITION. The statement of assets and liabilities of the Borrower as at February 28, 2002, certified by KPMG LLP, certified public accountants, fairly present in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial condition or results of operations of the Borrower.

          (t) REGULATIONS T, U AND X. Neither the making of any Advance nor the use of proceeds thereof will violate the provisions of Regulation U or Regulation X. The Borrower's use of the proceeds of the Advances will not violate Regulation T.

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                                    ARTICLE V
                                    COVENANTS

     SECTION 5.01.    AFFIRMATIVE COVENANTS OF THE BORROWER.

          The Borrower covenants and agrees that it shall from the date hereof until the Program Termination Date:

          (a) COMPLIANCE WITH AGREEMENTS, LAWS, ETC. (i) Duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including without limitation the Investment Company Act, (ii) preserve and keep in full force and effect the legal existence of the Borrower and the rights, privileges, qualifications and franchises of the Borrower, (iii) comply in all material respects with the terms and conditions of each Program Document to which it is a party, and (iv) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Program Documents to which it is a party, except with respect to clauses (i) through (iv) above where the failure to so observe, comply, preserve, keep, obtain, maintain and conform could not reasonably be expected to have a Material Adverse Effect (other than with respect to the Borrower's minimum "asset coverage" (as defined and determined pursuant to Section 18 of the Investment Company Act) which compliance shall be without qualification).

          (b) TAXES. Cause to be computed, paid and discharged when due all material taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP.

          (c) FURTHER ASSURANCES. Promptly, at its expense, execute and deliver such further instruments and take such further action as is necessary in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary or reasonably advisable to maintain and protect the Secured Parties' first-priority perfected (subject to the Lien of the Custodian securing the Custodian's Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in the Pledged Collateral free and clear of Adverse Claims, and (ii) enable the Secured Parties to enforce their rights and remedies under the Program Documents to which the Borrower is a party, including, without limitation, to do all things necessary at the reasonable request of the Agent during the continuance of an Event of Default to have each Loan Asset and the related Loan Documents assigned to the Agent or its designee.

          (d) CONTINUED EXISTENCE. Keep the Commonwealth of Massachusetts as its jurisdiction of organization and keep its principal place of business and chief executive office at the address of the Borrower set forth in
     Section 9.02 or, upon thirty (30) days'
     prior written notice to the Agent, in any other jurisdiction of organization or at any other locations in jurisdictions where all actions to protect and perfect the Agent's first-priority perfected (subject to the Lien of the Custodian securing the Custodian's Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in the Pledged Collateral have been taken and completed.

          (e) FINANCIAL STATEMENTS: ACCOUNTANTS' REPORTS; OTHER INFORMATION. Provide to the Agent (with enough additional copies for the Conduit Lender and each Secondary Lender):

               (i) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and the Borrower's portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by KPMG LLP or other independent certified public accountants of nationally recognized standing, together with the comparable report for the prior fiscal year;

               (ii) as soon as available, and in any event within sixty (60) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and the portfolio of investments as of the end of such period, all in reasonable detail and stating in comparative form the respective figures for the comparable period in the preceding year, prepared in accordance with GAAP, consistently applied and all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by an Authorized Officer;

               (iii) as soon as available, and in any event within sixty (60) days after the end of the first and third fiscal quarters of the Borrower's fiscal years, a list setting forth each of the senior loan assets held by the Borrower and the Value thereof, in each case, as of the last day of such quarter;

               (iv) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a statement of an Authorized Officer to the effect that nothing has come to the attention of such Authorized Officer to cause him/her to believe that any Default or Event of Default existed on the date of such statements;

               (v) as soon as possible, and in any event within three (3) Business Days of the Borrower's actual knowledge of the occurrence of any Default or Event of Default, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (vi) as soon as possible, and in any event within two (2) Business Days, after the Borrower has actual knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement which failure gives rise to a reasonable possibility of a Material Adverse Effect, written notice thereof executed by an Authorized Officer;

               (vii) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (viii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and unless duplicative of any deliveries to be made under clauses (i) or (ii) above, annual and semi-annual reports which the Borrower shall have filed with the SEC;

               (ix) on or before the second Business Day of each week, weekly portfolio reports and weekly covenant compliance certificates in substantially the form of Schedule II attached hereto (each a "Weekly Portfolio Report") as of the Determination Date occurring on the Business Day immediately prior thereto (and, if applicable, reflecting compliance with the requirements of SECTION 2.05(b) on the Determination Date occurring during the immediately preceding calendar week), signed by an Authorized Signatory;

               (x) on or before the tenth (10th) Business Day of each calendar month (or during the continuance of a Default or Event of Default more frequently as the Agent shall reasonably request (which may be daily)), an Investor Report substantially in the form of
          Schedule I hereto, as of the last Business Day of the immediately preceding calendar month (or other relevant period if delivered on a daily or weekly basis), together with a certificate of an Authorized Signatory in substantially the form of Annex A to the Investor Report;

               (xi) promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice;

               (xii) prior to the issuance by the Borrower of any preferred shares, notice of such issuance which notice shall include the offering materials to be used in connection with the issuance of such preferred shares;

               (xiii) prompt notice of any amendment or modification to the Investment Policies and Restrictions which notice shall include, in reasonable detail, a description of any such change;

               (xiv) from time to time upon the reasonable request of the Agent, copies of a current report identifying the locations of any Pledged Collateral maintained by the Borrower or which is in the possession of or is maintained in securities accounts with an agent or sub-custodian of the Custodian which report shall specify the Pledged Collateral held by each agent or sub-custodian; and

               (xv) from time to time such additional information regarding the financial condition or business of the Borrower as the Agent may reasonably request.

          (f) MAINTENANCE OF INSURANCE. Maintain in force with financially sound and reputable insurers, policies with respect to its assets and property and business against such risks and in such amounts as are usually insured against in the same general area in the case of entities engaged in similar lines of business and as may be required by the Investment Company Act.

          (g) MAINTENANCE OF BUSINESS. Remain at all times a closed-end investment company for the purposes of the Investment Company Act and continue to engage in business of the same general type as now conducted by the Borrower, and will continue to be a Massachusetts business trust and will preserve, renew and keep in full force and effect its existence and rights, privileges and franchises necessary or reasonably desirable in the normal conduct of business and will at all times remain registered under the Investment Company Act.

          (h) AUDITS. Annually (or more frequently as the Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause an independent nationally recognized accounting firm reasonably satisfactory to the Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document to which it is a party (including, without limitation, the Adviser and the Administrator) and examine and audit the books, records and accounts of the Borrower and such other Person relating to its business, financial condition, operations and the Borrower's and such other Person's performance under the Program Documents to which it is a party, (ii) permit such accounting firm to discuss the Borrower's and such other Person's affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such accounting firm to provide to the Agent, with a certified report in respect of the foregoing, which shall be in form reasonably satisfactory to the Agent setting forth the results of such accounting firm's audit of the Borrower's performance under the Program Documents as determined pursuant to the scope of audit and procedures set forth on Schedule III hereto, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the Agent and their designees; provided, that, such examination and audit of information provided to the Borrower in connection with any Loan Document (which, for the avoidance of doubt, does not include the Loan Documents relating to any Eligible Loan Asset) shall be subject to any prohibition set forth in written confidentiality agreements entered into by the Borrower with respect thereto.

          (i) ACCESS TO RECORDS. Annually (or more frequently as the Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) permit the Agent or any Person designated by the Agent to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Program Documents to which it is a party (including, without limitation, the Adviser and the Administrator) books, records and accounts relating to its business, financial condition, operations, Assets and its performance under the Program Documents to which it is a party and to discuss the foregoing with its and such Person's officers, partners, employees and accountants, all as often as the Agent may reasonably request; provided, that, the Agent shall use reasonable efforts to coordinate their inspections; provided, however, that if under the terms of any agreement with any Person which is not an Affiliate of the Adviser, the Administrator or the Borrower to whom the Adviser, the Administrator or the Borrower has delegated any of its duties under any Program Document, only the Borrower, the Adviser or the Administrator, as the case may be, is permitted to visit and inspect such Person's books, records and accounts, it shall at the request of the Agent, exercise or cause the applicable Adviser, Administrator or the Borrower, as the case may be, to exercise the rights specified in this Section 5.01(i) on behalf of such requesting parties, as frequently as the terms of any such agreement permit, but in no event less frequently than annually; provided, further, that the Agent's and its designees' right to review information provided to the Borrower in connection with any Loan Document (which, for the avoidance of doubt, does not include the Loan Documents relating to any Eligible Loan Asset) shall be subject to the prohibitions of any written confidentiality agreements entered into by the Borrower with respect thereto, provided, that the Borrower had used reasonable efforts to permit the Agent or its designees to review such information by complying with any terms of such confidentiality agreement which would permit disclosure of confidential information to the third parties.

          (j) INVESTMENT POLICIES AND RESTRICTIONS. At all times be in compliance in all material respects with Investment Policies and Restrictions and maintain necessary liquidity to meet its obligations to fund future advances or other extensions of credit under the Loan Documents relating to its Loan Assets.

          (k) DEFENSE OF SECURED PARTIES' INTEREST. Warrant and defend each of the Secured Parties' right and interest in, to and under the Pledged Collateral against all Adverse Claims of all Persons whomsoever.

          (l) CUSTODY AND CONTROL. At all times cause all Borrowing Base Eligible Assets of the Borrower (including all instruments, if any, evidencing the same and all Specified Loan Documents) to constitute Pledged Collateral and to be (i) custodied with the Custodian or a sub-custodian of the Custodian pursuant to the Custodial Agreement, and (ii) subject to the Custodian's control and custody in accordance with the Control Agreement; provided, that if such Pledged Collateral is a Loan Asset and concurrently with any request to register such Loan Asset in the name of the Borrower, the Borrower shall deliver instructions to all Selling Institutions, Transaction Agents and Obligors related to such Loan Asset requiring that any instrument evidencing such Loan Asset be delivered to the Custodian. At all times cause all Loan Documents (other than the Specified Loan Documents) to be held at the address of the Borrower set forth in
     Section 9.02
     or, such other location of the Borrower in Arizona as the Borrower shall designate upon twenty (20) day's prior written notice to the Agent.

          (m) NOTICE OF LITIGATION OR OTHER PROCEEDINGS. Promptly give notice in writing to the Agent of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such litigation, arbitration proceedings and regulatory proceedings which could not reasonably be expected to have a Material Adverse Effect.

          (n) MAINTENANCE OF BOOKS OF RECORD AND ACCOUNT. Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC or under the Investment Company Act.

          (o) PROCEEDS OF PLEDGED COLLATERAL. Cause all Proceeds of the Pledged Collateral to be remitted to the Collateral Account if a Default or Event of Default shall be continuing or would occur as a result of the failure to so remit such Proceeds.

          (p) USE OF PROCEEDS. Use the net proceeds of any Advance made hereunder solely for the purpose of (i) purchasing Assets, (ii) refinancing Debt under the Edison Credit Facility as of the Closing Date (iii) paying principal and Yield in respect of outstanding Advances, or (iv) for general corporate purposes.

          (q) INVESTMENT ADVISER. Except as consented to by the Agent (which consent shall not be unreasonably withheld), at all times maintain ING Investments, LLC as the Borrower's investment adviser, provided that the Agent shall in no event be obligated to consent to any change of the Adviser unless such successor investment adviser has entered into a letter agreement with the Agent substantially identical to the Adviser Letter Agreement. The parties hereto acknowledge, agree and consent to the sub-advisory agreements by and among the Adviser and ING Aeltus Investment Management, Inc., a Connecticut corporation, on terms as set forth on the Prospectus as of the date hereof.

          (r) ADMINISTRATOR. Except as consented to by the Agent (which consent shall not be unreasonably withheld), at all times maintain ING Funds Services, LLC as the Borrower's administrator, provided that the Agent shall in no event be obligated to consent to any change of the Administrator unless such successor administrator has entered into a letter agreement with the Agent substantially identical to the Administrator Letter Agreement.

     SECTION 5.02. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that from the date hereof until the Lender Termination Date the Borrower shall not:

          (a) IMPAIRMENT OF RIGHTS. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document to which the Borrower is a party the continuation of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in any material liability to a Secured Party.

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

          (b) PROSPECTUS AND INVESTMENT POLICIES AND RESTRICTIONS. Purchase any Assets or engage in any line of business not contemplated by the Prospectus or the Investment Policies and Restrictions.

          (c) CREATION OF DEBT. Create, assume or suffer to exist any Debt, except for Permitted Debt.

          (d) MERGERS; SALE OF ASSETS. Adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or substantially all of its Assets (whether in one transaction or a series of related transactions), without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

          (e) ADVANCES AND EXTENSIONS OF CREDIT. Make any advance or other extension of credit to any Person except in the ordinary course of the Borrower's business and as expressly contemplated by the Investment Policies and Restrictions.

          (f) CUSTODIAL AGREEMENT; INVESTMENT POLICIES AND RESTRICTIONS; PROSPECTUS. Without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Agent, (i) cancel or terminate the Custodial Agreement or (ii) permit or consent to any material amendment, modification or waiver of the Custodial Agreement unless the Borrower has delivered to the Agent a copy thereof together with a certificate of an Authorized Officer certifying that such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect, or
     (iii) take any action inconsistent in any material respect with the Prospectus or the Investment Policies and Restrictions.

          (g) AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Except in connection with the issuance of preferred stock, amend, terminate, supplement or otherwise modify in any material respect its declaration of trust, by-laws or other organizational documents, unless the Borrower has delivered to the Agent a copy thereof and a certificate of an Authorized Officer certifying that to the actual knowledge of such Authorized Officer such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect.

          (h) ERISA. Become a member of an ERISA Group or incur any liability or obligation with respect to any Plan, Multiemployer Plan or any Benefit Arrangement; provided, however, that the Borrower may incur liabilities or obligations under a plan or arrangement in the form of (i) the Form of Retirement Plan For Each Closed End Fund or (ii) the Form of Amended and Restated Deferred Compensation Agreement; provided, further, that the Borrower give the Agent at least ten (10) days prior written notice of any such amendment to the forms of the plan or agreement that materially increases the Borrower's liabilities under the plan or agreement.

          (i) INVESTMENT POLICIES AND RESTRICTIONS. Without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Agent (i) unless required by a change in Applicable Law (including, without limitation, the Investment

     Company Act and the Securities Act) make or permit any material change in the Investment Policies and Restrictions, or (ii) make or permit any change in any Industry Class used to compute the Borrowing Base.

          (j) LIENS. Create, assume or suffer to exist any Adverse Claim on any Asset now owned or hereafter acquired by it.

          (k) SENIOR SECURITIES. Issue any "senior securities", as such term is defined and used in the Investment Company Act other than Permitted Senior Securities.

          (l) MARGIN REQUIREMENTS. Extend credit to others for the purpose of buying or carrying any "margin stock" in such a manner as to violate Regulation T, Regulation U or Regulation X or use the proceeds of any Advance to purchase or carry Margin Stock or, without limiting the foregoing, have more than twenty percent (20%) of its total Assets constitute Margin Stock.

          (m) RESTRICTED PAYMENTS. Make any Restricted Payment (i) if any Default or Event of Default shall be continuing or shall result therefrom,
     (ii) if immediately after giving effect to such payment the Borrower will not be in full compliance with the Borrowing Base Test and the Asset Coverage Test, (iii) at any time after the Agent shall have delivered a Notice of Exclusive Control to the Custodian (unless such Notice of Exclusive Control has been revoked in writing by the Agent), or (iv) at any time after the Maturity Date of the Advances shall have occurred.

          (n) NAME CHANGE. Change its name (i) without giving the Agent at least ten (10) days prior written notice, and (ii) unless all actions necessary and reasonably appropriate to protect and perfect the Secured Parties' first-priority perfected security interest (subject to any Permitted Liens) in the Pledged Collateral have been taken and completed.

          (o) CUSTODIAN'S OVERDRAFT ADVANCES. Permit the Aggregate Custodian's Advance Amount to at any time exceed $50,000,000.

          (p) NOTICE OF EXCLUSIVE CONTROL; PLEDGED COLLATERAL. After the Borrower has received written notice of delivery by the Agent to the Custodian of a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Agent, give any instruction to the Custodian in respect of any Pledged Collateral without the prior written consent of the Agent.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.01.    EVENTS OF DEFAULT.

          If any of the following events shall occur and be continuing (each an "Event of Default"):

          (a) the Borrower shall fail to make or cause to be made in the manner and when due (i) except as expressly provided in SECTION 2.05(b), any payment of principal to be made or to be caused to be made by it under this Agreement or any of the other Program Documents to which it is a party and such failure shall continue for one (1) Business Day, or (ii) any payment of interest, fees or other deposit to be made or caused to be made by it under this Agreement or any of the other Program Documents to which it is a party and such failure shall continue for three (3) Business Days; or

          (b) the Borrower shall (i) fail to be in compliance with the Asset Coverage Test, provided that if an Authorized Officer has certified that the Borrower is taking all steps necessary to cause the Borrower to be in full compliance with the Asset Coverage Test within ten (10) Business Days after the first date of the Borrower's knowledge of such noncompliance, such event shall not constitute an Event of Default unless such failure shall continue for ten (10) Business Days after such first date, or (ii) fail to comply with SECTION 2.05(b), CLAUSES (e)(v), (e)(vi), (g) or (p) of
     SECTION 5.01, SECTION 5.02 or SECTION 9.11; or

          (c) (i) the Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Program Document to which it is a party, or (ii) the Adviser shall fail to perform any of its obligations under the Adviser Letter Agreement, (iii) the Administrator shall fail to perform any of its obligations under the Administrator Letter Agreement, or (iv) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Control Agreement, or (v) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement, which in the case of this clause (v), could reasonably be expected to have a Material Adverse Effect, and such failure described in each of clause (i) through
     (v) above shall continue unremedied for thirty (30) days after such person has knowledge, or has received notice, of such failure; or

          (d) any representation or warranty made or deemed made by the Borrower, the Adviser, the Administrator or the Custodian under or in connection with this Agreement or any other Program Document or any certificate or report delivered by or on behalf of the Borrower, the Adviser, the Administrator or the Custodian in connection therewith shall have been false or incorrect in any material respect on or as of the date made or deemed made or delivered; or

          (e) the Agent shall for any reason cease to have a valid and perfected first-priority security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian's Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims or the Custodian, as collateral agent and/or securities intermediary under the Control Agreement, shall not have custody and control, as contemplated by the Control Agreement, of the Pledged Collateral; or

          (f) the Borrower, the Adviser, the Administrator or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Adviser, the Administrator or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Adviser, the Administrator or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; or

          (g) any provision of any Program Document shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower, the Adviser, the Administrator or the Custodian shall so assert in writing; or

          (h) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders that have not been vacated, discharged, settled, paid or satisfied shall aggregate to $1,000,000 or more at any one time outstanding (excluding any judgments or orders related to any payment to or application by the Borrower that is rescinded or must otherwise be returned or paid over as a result of any bankruptcy, insolvency or similar proceeding involving any other Person), and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed or stayed or bonded pending appeal within sixty (60) days of such entry; or

          (i) either (1) State Street Bank and Trust Company shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Agent shall have assumed the duties of Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; provided, however, that events specified in clause (2) above shall not constitute an Event of Default if prior to the tenth (10th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as they shall have reasonably requested; or

          (j) any event or condition shall occur which results in (x) the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $1,000,000 or (y) the acceleration of the maturity of the Debt under the Existing 1998

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

     Credit Agreement or otherwise enables (or, with the giving of notice or lapse of time or both would enable) the holders of such Debt under the Existing 1998 Credit Agreement (or any Person acting on behalf of such holders) to accelerate the maturity thereof; or

          (k) any change in Applicable Law (including, without limitation, the Investment Company Act and the Securities Act) shall be enacted or promulgated which (i) would limit in any material respect the ability of the Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of, the Pledged Collateral or to be granted the security interest in Pledged Collateral as contemplated by this Agreement and the Control Agreement, or (ii) unless such changes have been consented to in writing by the Agent (which consent shall not be unreasonably withheld or delayed), would require any material change to the Investment Policies and Restrictions; or

          (l) the Adviser or the Administrator shall cease to be a wholly owned direct or indirect subsidiary of the Parent; or

          (m) the Advisory Agreement in effect on the Closing Date (or any replacement advisory agreement approved of in writing by the Agent), or the Administration Agreement in effect on the Closing Date (or any replacement administration agreement approved of in writing by the Agent), in either case, shall be terminated, amended, waived or otherwise modified if such termination, amendment, waiver or other modification would require the consent of the Borrower's shareholders under Applicable Law, unless (i) the Agent has consented to the same in writing and (ii) (x) in the case of the Advisory Agreement, if terminated, a replacement investment advisory agreement has been entered into with a successor investment adviser which is substantially similar in all material respects to the Advisory Agreement in effect prior to any such termination, and (y) in the case of the Administration Agreement, if terminated, a replacement administration agreement has been entered into with a successor administrator which is substantially similar in all material respects to the Administration Agreement in effect prior to any such termination; or

          (n) ING Investments, LLC, any Affiliate of ING Investments, LLC organized under the laws of a jurisdiction located in the United States and having its primary operations and offices in the United States, or another wholly-owned direct or indirect subsidiary of the Parent consented to in writing by the Agent, in each case which has executed a letter agreement in favor of the Agent on behalf of the Secured Parties substantially identical in all material respects to the Adviser Letter Agreement), is not the current investment adviser for the Borrower;

          (o) ING Fund Services, LLC, or any Affiliate of ING Fund Services, LLC organized under the laws of a jurisdiction located in the Untied States and having its primary operations and offices in the United States, or another wholly-owned direct or indirect subsidiary of the Parent consented to in writing by the Agent, in each case which has executed a letter agreement in favor of the Agent on behalf of the Secured Parties substantially identical in all material respects to the Administrator Letter Agreement), is not the current administrator for the Borrower;

          (p) either of the Adviser or the Administrator shall (i) sell or otherwise dispose of all or substantially all of its assets, (ii) consolidate with or merge into any other Person unless it is the survivor, or (iii) acquire all or substantially all of the assets of another Person, unless in each case the Agent has consented to the same in writing; or

          (q) the ratings issued with respect to the Parent's senior unsecured long-term debt securities (without third-party credit enhancement) shall be less than BBB- by S&P or less than Baa3 by Moody's or, if no such ratings exist from S&P and Moody's, is in the sole judgment of the Agent of less than such credit quality;

then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent, upon direction of the Conduit Lender, may by notice to the Borrower, declare the Lender Termination Date and the Secondary Lender Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have occurred); provided, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection
(f) of this SECTION 6.01, the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have automatically occurred.

                                   ARTICLE VII
                PLEDGE OF PLEDGED COLLATERAL; RIGHTS OF THE AGENT

     SECTION 7.01.    SECURITY INTERESTS.

          In consideration of the Lenders and the Secondary Lenders making and maintaining the Advances, and as collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges (and in the case of all Pledged Collateral other than the Loan Assets), hypothecates, assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower's right, title and interest in, to and under all of the Borrower's accounts, equipment, fixtures, inventory, investment property, payment intangibles, goods, chattel paper (both tangible and intangible), general intangibles, letter-of-credit rights, financial assets, supporting obligations, commercial tort claims, contract rights, instruments, promissory notes and documents, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, and all products and proceeds thereof, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Pledged Collateral"). For the avoidance of doubt, the Pledged Collateral shall include, but not be limited to, the following assets and properties of the Borrower:

               (i) all of the Assets, investments and property from time to time credited to the Collateral Account, and all security entitlements with respect to the Collateral Account, all Assets held by the Custodian as bailee and agent for the

          Agent pursuant to the Control Agreement and all Loan Assets of the Borrower evidenced by, secured by or governed by any Loan Document;

               (ii) the Collateral Account (together with all other accounts in which the distributions referred to in clause (iii) below are remitted);

               (iii) all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the assets, investments, property and security entitlements described in CLAUSE (i) above, including without limitation all principal, interest, fees and other payments in respect of such Loan Assets;

               (iv) all rights and remedies of the Borrower under the Loan Documents and the Custodial Agreement in respect of the assets, investments, property and security entitlements described in CLAUSE
          (i) above;

               (v) all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments, property and security entitlements described in CLAUSE (i) above;

               (vi) all accounts, contract rights, documents, instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the assets, investments, property and security entitlements described in CLAUSE (i) above);

               (vii) all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the assets, investments, property and security entitlements described in CLAUSE (i) above; and

               (viii) all Proceeds of any and all of the foregoing.

          Notwithstanding the foregoing provisions of this SECTION 7.01, the Pledged Collateral shall not include Margin Stock. Terms not otherwise defined in this Section 7.01 shall have the meaning set forth in Article 9 of the UCC.

     SECTION 7.02.    SUBSTITUTION OF COLLATERAL AND RELEASE OF SECURITY
INTEREST.

          (a) (a) Subject to Section 5.02(p), so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such sale, disposition or substitution and the Borrowing Base Test will be satisfied immediately following such sale, disposition or substitution, the Borrower may originate entitlement orders and instructions with respect to the Collateral Account and may sell or dispose of

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

     or substitute Pledged Collateral in accordance with the terms of this Agreement and the Control Agreement.

          (b) On the Program Termination Date the Lien granted under this Agreement shall be automatically terminated and released and the Agent at the written request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Pledged Collateral. Any and all actions under this SECTION 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

     SECTION 7.03.    APPLICATION OF PROCEEDS.

          (a) After the occurrence and during the continuance of an Event of Default, all amounts remitted to the Agent's Account in respect of the Borrower Obligations, including without limitation all Proceeds resulting from the sale or other disposition of the Pledged Collateral shall be applied by the Agent in the following order and priority:

          FIRST, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties' rights and remedies under the Program Documents;

          SECOND, to the extent funds are remaining after the above application, to the Lenders and the Secondary Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to each Lender and each Secondary Lender;

          THIRD, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each such Secured Party;

          FOURTH, to the extent funds are remaining after the above applications, to the Lenders and the Secondary Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to each Lender and each Secondary Lender;

          FIFTH, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all other amounts payable to the Secured Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each such Secured Party.

     The Agent shall, after the final payment in full of all Advances and the occurrence of the Program Termination Date, remit the remaining excess Proceeds which it had received from the sale or disposition of the Pledged Collateral to the Borrower's Account.

          (b) For purposes of determining the application to be made of such monies and other cash proceeds by the Agent to other Secured Parties pursuant to this SECTION 7.03,

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

     the Agent may rely exclusively upon a certificate or other statement of such Secured Party, setting forth in reasonable detail the amount then owing to such Secured Party. The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this SECTION 7.03; PROVIDED, HOWEVER, that no application of funds in accordance with any certificate delivered pursuant to this SECTION 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

     SECTION 7.04.    RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

          (a) The Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Agent or its designees may (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Pledged Collateral and any Loan Documents relating to the Pledged Collateral to the Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Pledged Collateral; (iii) require the Borrower to terminate the purchase of any additional Assets, whereupon the Borrower agrees to cease purchasing Assets; (iv) require that the Borrower or the Custodian immediately take action to liquidate the Assets to pay amounts due and payable in respect of the Borrower Obligations; (v) sell or otherwise dispose of the Pledged Collateral, all without judicial process or proceedings; (vi) take control of the Proceeds of any such Pledged Collateral; (vii) subject to the provisions of the applicable Loan Documents, exercise any consensual or voting rights in respect of the Pledged Collateral; (viii) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Pledged Collateral; (ix) enforce the Borrower's rights and remedies under the Custodial Agreement with respect to the Pledged Collateral; (x) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (xi) require that the Borrower and the Custodian promptly take action to liquidate the Pledged Collateral to pay amounts due and payable in respect of the Borrower Obligations; (xii) remove from the Borrower's, the Adviser's, the Administrator's and their respective agents' place of business all books, records and documents relating to the Pledged Collateral unless copies thereof shall have been provided to the Agent which copies of such books and records shall thereafter be deemed to be originals thereof; and/or (xiii) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Pledged Collateral to make payments in respect thereof directly to the Agent's Account; (xiv) at the request of the Agent execute all documents and agreements which are necessary or appropriate to have the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designee; and (xv) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in SUBSECTIONS (i) through (xv) of this SECTION 7.04(a) the Borrower hereby irrevocably appoints the Agent as its artorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and with notice to the Borrower.

          (b) All sums paid or advanced by the Agent in connection with the foregoing and all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable outside attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

     SECTION 7.05.    REMEDIES CUMULATIVE.

          Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

     SECTION 7.06. ENFORCEMENT OF REMEDIES UNDER THE CUSTODIAL AGREEMENT AND LOAN DOCUMENTS.

          The Borrower agrees that it shall (i) during the continuance of a Default or an Event of Default, upon the request of the Agent (and at the Borrower's own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for any material breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Pledged Collateral, and (ii) diligently enforce its rights and remedies under the Loan Documents relating to the Pledged Collateral. The Borrower shall at all times enforce its rights and remedies under the Custodial Agreement and the Loan Documents with the same degree of care and diligence that it would exercise if this Agreement had not been entered into; PROVIDED that during the continuance of a Default or an Event of Default, the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

          The Borrower agrees that to the extent not expressly prohibited by the terms of the related Loan Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Agent promptly forward to the Agent all information and notices which it receives under or in connection with the Loan Documents relating to the Pledged Collateral, and (ii) act and refrain from acting, in respect of any request, act, decision or vote under the Loan Documents relating to the Pledged Collateral only in accordance with the direction of the Agent.

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

                                  ARTICLE VIII
                                    THE AGENT

     SECTION 8.01.    AUTHORIZATION AND ACTION.

          Each of the Secure Parties hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Program Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Program Document or otherwise exist for the Agent. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Secondary Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law. Each Secured Party agrees that in any instance in which the Program Documents provide that the Agent's consent may not be unreasonably withheld, provide for the exercise of the Agent's reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Agent withhold its consent or exercise its discretion in an unreasonable manner.

     SECTION 8.02. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and each other Program Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 8.03.    AGENT'S RELIANCE, ETC.

          Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower, the Adviser or the Administrator) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender or any Secondary Lender and shall not be responsible to any Lender or any Secondary Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Program Documents or any Loan Documents on the part of the Borrower, the Adviser, the Administrator, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower, the Adviser or the Administrator;

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

(iv) shall not be responsible to any Lender or any Secondary Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.04.    INDEMNIFICATION

          Each of the Secondary Lenders agrees to indemnify and hold the Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Program Document or any action taken or omitted by the Agent under this Agreement or any other Program Document; PROVIDED, that no Secondary Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each of the Secondary Lenders agrees to reimburse the Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Program Documents, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Each Secondary Lender shall be obligated to pay its Proportionate Share of all amounts payable to the Agent under this SECTION 8.04. As used in this SECTION 8.04, the term "Proportionate Share" in respect of any Secondary Lender means the fraction, expressed as a percentage, the numerator of which is the Secondary Lender Commitment of such Secondary Lender and the denominator of which is the Total Commitment.

     SECTION 8.05. SUCCESSOR AGENT. The Agent may, upon thirty (30) days' notice to the Borrower, the Conduit Lender and the Secondary Lenders, resign as Agent. If the Agent shall resign, then the Lenders and the Secondary Lenders during such thirty (30) day period shall appoint from among the Secondary Lenders a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Agent may appoint a successor agent. Any resignation of the Agent shall be effective upon the appointment of a successor agent pursuant to this
Section 8.05 and the acceptance of such appointment by such successor. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Program Documents and the provisions of this Article VIII and
Section 9.04 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Program Documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

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

     SECTION 9.01.    NO WAIVER; MODIFICATIONS IN WRITING.

          No failure or delay on the part of any Secured Party in exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Conduit Lender. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 9.02.    NOTICES, ETC.

          Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 9.02. notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below. For all purposes under this Agreement, delivery of any telephonic or facsimile notice to the Borrower to the care of the Adviser shall be deemed to have been delivered to the Borrower.

If to the Conduit Lender:      CRC Funding, LLC
                               c/o Citicorp North America, Inc.
                               450 Mamaroneck Avenue
                               Harrison, New York 10528
                               Attention:   U.S. Securitization
                               Telephone No.:   (914) 899-7122
                               Facsimile No.: (914) 899-7890

 If to the Agent:              Citicorp North America, Inc.
                               U.S. Securitization
                               450 Mamaroneck Avenue
                               Harrison, New York 10528
                               Attention:   U.S. Securitization
                               Telephone No.:   (914) 899-7122

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                               Facsimile No.: (914) 899-7890

If to Citibank:                Citibank, N.A.
                               388 Greenwich Street
                               New York, New York 10013
                               Attention:   Portfolio Management
                               Telephone No.: (212) 816-0777
                               Facsimile No.: (212) 816-0270

If to the Borrower:            ING Prime Rate Trust
                               7337 East Doubletree Ranch Road
                               Scottsdale, AZ 85258
                               Attention:   Dan Norman, Senior Vice
                                            President
                               Telephone No.: (480) 477-2112
                               Facsimile No.: (480) 477-2076

With a copy to:                ING Investments, LLC
                               7337 East Doubletree Ranch Road
                               Scottsdale, AZ 85258
                               Attention: Dan Norman
                               Telephone No.: (480) 477-2112
                               Facsimile No.: (480) 477-2076

     SECTION 9.03.    TAXES.

          (a) Any and all payments by the Borrower under this Agreement or any other Program Document to which it is a party shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) all taxes imposed by the United States federal government and (ii) income, profits and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising solely out of the execution, delivery or performance of the Program Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Program Document to which it is a party to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
     (iii) the

     Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Program Document to which it is a party or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Program Document to which it is a party (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) (other than such as are the result of such Person's action or failure to take action) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

          (d) Within thirty (30) days after the date of receiving a receipt for any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (e) With respect to an assignment or appointment of a successor agent, the assignee or successor agent (including such that is already a party to this Agreement) shall not be entitled to increased amounts or Other Taxes pursuant to this SECTION 9.03 in excess of the amount to which its transferor or predecessor, as the case may be, was entitled.

          (f) To the extent legally entitled to do so, each Secured Party and participant shall provide to the Borrower and Agent (as applicable) such forms or other certifications at such time(s) and in such manner(s) as will permit payments to be made under this Agreement without deduction for, or at a reduced rate of, withholding taxes.

          (g) If any Secured Party determines, in its sole discretion, that it has actually received or realized any refund or tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount that would not have been received, realized or recovered but for any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to this SECTION 10.03 or SECTION 2.07, then so long as no Default or Event of Default shall have occurred and be continuing, such Secured Party shall reimburse the Borrower an amount that the Secured Party shall, in its sole discretion, determine is equal to the net benefit after tax, and net of all expenses incurred by the Secured Party in connection with its receipt or realization of such refund, reduction, credit or recovery; provided that nothing in this paragraph (g) shall require any Secured Party to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). The Borrower shall return such amount to the applicable Secured Party in the event that the Secured Party is subsequently required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this SECTION 9.03 shall survive the termination of this Agreement and the payment in full of principal and Yield hereunder until the expiration of all applicable statutes of limitation.

     SECTION 9.04.    COSTS AND EXPENSES; INDEMNIFICATION.

          (a) The Borrower agrees to promptly pay on written demand all costs and expenses (excluding any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed, levied, collected, withheld or assessed) of each of the Secured Parties in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification, amendment and enforcement of this Agreement and the other Program Documents to which the Borrower is a party, including, without limitation, the reasonable fees and disbursements of counsel for the Secured Parties with respect thereto and with respect to advising the Secured Parties as to their rights, remedies and responsibilities under this Agreement and the other Program Documents to which the Borrower is a party, UCC filing fees, periodic auditing expenses incurred in connection and regulatory costs associated with clauses (h) and
     (i) of SECTION 5.01 and all other fees and expenses.

          (b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel), but excluding in all cases any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed levied, collected, withheld or assessed (collectively the "Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any Loan Document or any other Program Document to which the Borrower is a party or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower, the Adviser, the Administrator or the Custodian contained in any Program Document; (iii) any representation or warranty made or deemed made by the Borrower or the Custodian contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower, the Adviser, the Administrator or the Custodian to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first-priority perfected (subject to the Lien of the Custodian securing the Custodian's Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in all of the Pledged Collateral; (vi) any action or omission, not expressly authorized by the Program Documents, by the Borrower, the Adviser, the Administrator or the Custodian, which has the effect of reducing or impairing the Pledged Collateral or the rights of the Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default; and (viii) any claim that any Secured Party has assumed any obligation or liability of the Borrower under any Loan Document or otherwise; and (ix) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents; EXCEPT to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, bad faith or willful misconduct.

          (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 9.04 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.

     SECTION 9.05.    EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

     SECTION 9.06.    ASSIGNABILITY.

          (a) This Agreement and the Conduit Lender's rights and obligations herein (including the outstanding Advances) shall be assignable by such Conduit Lender to an Eligible Assignee; PROVIDED, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if an Event of Default shall have occurred and be continuing) such Conduit Lender shall not assign its rights and obligations under this Agreement to any Person other than to a U.S. Affiliate of the Agent which is a special purpose entity that issues promissory notes. Each such assignor shall notify the Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Pledged Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; PROVIDED that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities. Notwithstanding the foregoing, without the consent of the Borrower, the Conduit Lender may, pursuant to an Asset Purchase Agreement or otherwise, sell, assign, transfer and convey all or any portion of the Advances maintained by the Conduit Lender, together with all rights hereunder and under the Program Documents in respect thereof, to any bank or financial institution which is also a Secondary Lender.

          (b) Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if an Event of Default shall have occurred and be continuing), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it); provided that the Borrower's consent to any such assignment shall not be required if the assignee is an existing Secondary Lender or a U.S. Affiliate of an existing Secondary Lender. The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. Notwithstanding the foregoing, each Secondary Lender may assign any of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower.

          (c) The Agent may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if an Event of Default has occurred and is continuing), assign this Agreement and its rights and obligations hereunder; provided that the Borrower's consent to any such assignment shall not be required if the assignee is a U.S. Affiliate of the Agent.

          (d) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

          (e) The Borrower acknowledges and agrees that each Lender's (other than the Conduit Lender) and each Secondary Lender's source of funds may derive in part from its participants. Accordingly, references in SECTIONS 2.06, 2.07, 2.08, 2.09, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, accounting principles, expenses, increased costs, reduced receipts and the like as they pertain to the Lender and the Secondary Lenders shall be deemed also to include those of each of its participants; PROVIDED that no participant shall be entitled to any amount under any such Sections or provisions, which is greater than the amount the related Lender or Secondary Lender, as the case may be, would have been entitled to under any such Sections or provisions if the applicable participation had not occurred.

          (f) The Agent shall maintain at its address specified in SECTION 9.02 or such other address as the Agent shall designate in writing to the Lenders and Secondary Lenders a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Secondary Lenders, their Secondary Lender Commitments, effective dates and Secondary Lender Stated Expiration Date, and the aggregate outstanding principal amount of the outstanding Advances made by each Secondary Lender under this Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Secondary Lenders may treat each Person whose name is recorded in the Register as a Secondary Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Secondary Lender at any reasonable time and from time to time upon reasonable prior notice.

     SECTION 9.07.    GOVERNING LAW.

          THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

     SECTION 9.08.    SEVERABILITY OF PROVISIONS.

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.09.    CONFIDENTIALITY.

          (a) By accepting delivery of this Agreement, the Borrower agrees not to disclose to any person or entity the existence of this Agreement, any term sheet related hereto or the Program Documents or the terms hereof or thereof (including, without limitation, any specific pricing information provided by the Agent, any Secondary Lender or any Lender or the amount or terms of any fees payable to the Agent, any Secondary Lender or any Lender in connection with the transactions contemplated by the Program Documents), the proposal or structure of such transactions, any related structures developed by the Agent, any Secondary Lender or any Lender for the Borrower, any related analyses, computer models, information or documents, any written or oral reports from the Agent, any Secondary Lender or any Lender to the Borrower or any related written information or the existence or status of any ongoing negotiations between the Borrower and the Agent, any Secondary Lender or any Lender concerning the transactions contemplated by the Program Documents (collectively, the "Product Information"), except
     (i) to its and its affiliates' officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the "Borrower Representatives") who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of the transactions contemplated by the Program Documents and who agree to be bound by the provisions of this section applicable to the Borrower, or (ii) to the extent required by applicable law, regulation, subpoena or other legal process. The Borrower will be responsible for any failure of any Borrower Representative to comply with the provisions of this section applicable to the Borrower.

          (b) Neither the Agent, any Secondary Lender nor any Lender will disclose to any person or entity the confidential or proprietary information of the Borrower furnished to the Agent, any Secondary Lender or any Lender in connection with the transactions contemplated by the Program Documents (the "Borrower Information"), except (i) to its and its affiliates' officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the "Lender Representatives") who have a need to know the Borrower Information for the purpose of assisting in the negotiation and completion of the transactions contemplated by the Program Documents and who agree to be bound by the provisions in this section applicable to the Agent, the Secondary Lenders and the Lenders, (ii) to the extent required by applicable law, regulation, subpoena or other legal process, (iii) to the extent requested by any governmental or regulatory authority having jurisdiction over the Agent, any Secondary Lender or any Lender or any Lender Representative, (iv) to the rating agencies, or (v) to credit enhancers and dealers and investors in respect of promissory notes of any Lender or any Secondary Lender in accordance with the customary practices of such Lender or Secondary Lender for disclosures to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower or any of its affiliates by name. The Agent, each Secondary Lender and each Lender will be responsible for any failure of the Agent, such Secondary Lender, such Lender, or any Lender Representative of the Agent, such Secondary Lender or such Lender, as applicable, to comply with the provisions of this section applicable thereto.

          (c) Notwithstanding any other provision of this Agreement, each party (and each participant pursuant to Section 9.06) (and each employee, representative or other agent of such party (or participant)) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by the Program Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          (d) Product Information and Borrower Information shall not include, however, information that is a matter of general public knowledge or has heretofore been or is hereafter published in any source generally available to the public other than as a result of a disclosure by any person required to keep such information confidential as provided in this section.

          (e) The obligations of the Borrower, the Agent, each Secondary Lender and each Lender under this section shall be in effect from the date of this Agreement until three years from the date of this Agreement.

     SECTION 9.10.    MERGER.

          The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

     SECTION 9.11.    NO PROCEEDINGS; NO RECOURSE.

          (a) Each of the parties to this Agreement and each assignee of any Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against the Conduit Lender any proceeding of the type referred to in SECTION 6.01(f) so long as any commercial paper or other senior indebtedness issued by the Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          (b) The obligations of the Conduit Lender under and in connection with this Agreement and the other Program Documents are solely the obligations of the Conduit Lender. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of the Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.

     SECTION 9.12.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          All representations and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.

     SECTION 9.13.    LOAN DOCUMENTS.

          No obligation or liability of the Borrower is intended to be assumed by the Agent, or any other Secured Party under or as a result of this Agreement or the other Program Documents, and the transactions contemplated hereby and thereby, including, without limitation, under any Loan Document and, to the maximum extent permitted under provisions of law, the Agent and the other Secured Parties expressly disclaim any such assumption. If an Event of Default under SECTION 6.01(f) in respect of the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian, and such notice has not been revoked by the Agent, the Borrower will use its best efforts to obtain and give all necessary consents under all Loan Documents relating to any Pledged Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Secured Parties to enforce their rights and remedies hereunder and under the other Program Documents, including, without limitation, to permit the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designees. In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Pledged Collateral in connection with the foregoing. The Agent and the Secured Parties acknowledge that in order to enforce certain of their remedies in respect of the Pledged Collateral which constitutes Loan Assets after the occurrence and during the continuance of an

Event of Default, certain provisions of the related Loan Documents may need to be complied with, including provisions requiring the consent of the related Transaction Agent and/or Obligor.

          The Agent agrees that if it would be prevented from reviewing any Loan Document relating to an Eligible Loan Asset in connection with the exercise of its rights under SECTION 5.01(i) or SECTION 7.04, as a result of any confidentiality agreement entered into by the Borrower in respect thereof, and if it's review of such Loan Documents would be permitted if it agrees to maintain the confidentiality of such Loan Documents in accordance with the terms of such confidentiality agreement (each such confidentiality agreement a "Subject Confidentiality Agreement"), the Agent hereby agrees to abide by the terms of such Subject Confidentiality Agreement in respect of such Loan Documents.

     SECTION 9.14.    SUBMISSION TO JURISDICTION; WAIVERS.

          The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

          (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in SECTION 9.02 or at such other address as may be permitted thereunder;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     SECTION 9.15.    E-MAIL REPORTS.

          Subject to the following terms and conditions, the Borrower may, unless otherwise notified to the contrary by the Agent, transmit Investor Reports and Weekly Portfolio Reports to the Agent by electronic mail (each an "E-Mail Report"). Each E-Mail Report shall be formatted as the Agent may reasonably designate from time to time. Each E-Mail Report shall be sent to the Agent at an electronic mail address designated by the Agent, and the executed "summary sheet" for each E-Mail Report shall be transmitted via facsimile transmission to the Agent at the facsimile numbers specified for the Agent in SECTION 9.02.

     SECTION 9.16.    WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

     SECTION 9.17.    SEVERAL OBLIGATIONS.

          Except for the commitment of the Secondary Lenders to make Advances if the Conduit Lender has declined to make an Advance to the extent expressly required by SECTION 2.02, no Lender or Secondary Lender shall be responsible for the failure of any other Lender or Secondary Lender to make any Advance or to perform any obligation on this Agreement or any other Program Document. The Agent shall not have any liability to the Borrower, any Lender or any Secondary Lender for the Borrower's, any Lender's, any Secondary Lender's, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document.

     SECTION 9.18.    LIMITATION ON LIABILITY.

          No claim may be made by the Borrower or any other Person against the Agent, any Lender or any Secondary Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory or liability arising out of or related to the transactions contemplated by this Agreement or any other Program Document, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. As provided for in Section 1 of Article IX of the Agreement and Declaration of Trust, made as of December 2, 1987, as amended April 12, 1996, October 23, 1998, October 20, 2000 and February 20, 2002, of the Borrower (under which the Borrower is organized as a voluntary association with transferable shares under the laws of the Commonwealth of Massachusetts), the shareholders, trustees, officers, employees and other agents of the Borrower shall not personally be bound by or liable for the matters set forth herein or in any other Program Document, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or under any other Program Document.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                          CRC FUNDING, LLC, as Conduit Lender
                          By: Citicorp North America, Inc., its Attorney-In-Fact


                          By:  /s/ Susan M. Olsen
                             ---------------------------------------------------
                             Name:  Susan M. Olsen
                             Title: Vice President


                          CITICORP NORTH AMERICA, INC., as Agent


                          By:  /s/ Susan M. Olsen
                             ---------------------------------------------------
                             Name:  Susan M. Olsen
                             Title: Vice President


                          CITIBANK, N.A., as Secondary Lender


                          By:  /s/ Susan M. Olsen
                             ---------------------------------------------------
                             Name:  Susan M. Olsen
                             Title: Vice President
                             Percentage: 100%

                          ING PRIME RATE TRUST,
                           as Borrower


                          By:  /s/ Daniel A. Norman
                             ---------------------------------------------------
                          Name:    Daniel A. Norman
                          Title:   Senior Vice President

                                                                      SCHEDULE I

                             FORM OF INVESTOR REPORT

                                  See Attached

                                       BAM

PORTFOLIO DATA WORKSHEET

            BAM VERSION                     2.0
-------------------------------------    ---------
CUSTOMER NO (#)                                  1 Obtain from Harrison (Madeleine Macintyre).
FACILITY NO (#)                               1691 Obtain from Harrison (Madeleine Macintyre).
REPORT MONTH (#)                                 6 The formula should yield a number between 1 and 12.
REPORT YEAR (#)                               2003 The formula should yield a number like 1997, 1998, etc.
"AS OF" DATE                             6/27/2003 The "as of" date for the Outstanding Capital Balance, etc.
SELLER REPORT/FILE VERSION NO                  2.0 Used to verify what version of the file the customer is using.

Dollar Amounts

/ / Thousand (x $1,000)     /X/ Whole Dollars ($1) or Dollars and Cents ($ 1.00)     / / Millions (x $1,000,000)

All dollar amounts in this BAMI worksheet must be consistent. E.g., If the Thousands option is selected above, all dollar amounts will be multiplied by 1,000 when they are transferred into the portfolio database.

           ALL AMOUNTS IN THIS BAM WORKSHEET MUST BE EXPRESSED IN US$

  For Non-US$ denominated Seller Reports use the Seller Report's exchange rate in the formulas entered below

I.  AGINGS DATA

                                              ENTER FORMULAS
  ENTER (OR POINT TO) THE AGINGS BUCKET      THAT POINT TO THE
  DESCRIPTIONS USED IN THIS DEAL (E.G.,     DATA IN THE SELLER
    CURRENT, 1-30 DAYS PAST DUE, ETC.)            REPORT.
-----------------------------------------   ------------------
        AGING BUCKET DESCRIPTION               AGING AMOUNTS
-----------------------------------------   ------------------
 1
 2
 3
 4
 5
 6
 7
 8
 9
10

II. REQUIRED DATA ELEMENTS

 Enter formulas to link to the data or calculation results in the Seller Report worksheet.
        If a line item does not apply to this deal, leave the cell blank.

    DESCRIPTION                                        VALUE
    -----------                                        -----
 1  COLLECTIONS - PRINCIPAL ($)                                     Required for all deals.
 2  COLLECTIONS - FINANCE CHARGES ($)                               Applicable only to interest-bearing receivables.
 3  ASSET DILUTIONS ($)
 4  ASSET GROSS WRITE OFFS ($)                                      Required for all deals.
 5  ASSET RECOVERIES ($)                                            Required for all deals.
 6  SALES ($)
 7  AVERAGE MATURITY (DAYS)                                         As used in the calculation of the liquidation yield reserve.
 8  BREAKAGE RESERVE ($)
 9  CAPITAL COVERAGE (%)                                 1530.170%
10  COLLECTION AGENT FEE RESERVE ($)
11  DEFAULT RECEIVABLES ($)
12  DEFAULT RATIO (%)
13  DELINQUENT RECEIVABLES ($)
14  DELINQUENCY RATIO (%)
15  CURRENT LOSS-TO-LIQUIDATION RATIO (%)
16  ROLLING AVERAGE LTL RATIO (%)                                   As defined in the transaction documentation.
                                                                    (3-month/6-month/12-month/etc.)
17  DILUTION RESERVE ($)
18  ELIGIBLE ASSET SHARE (%)                              100.000%
19  LOSS PROTECTION (%)                                  1530.170%  Required for all deals.
20  LOSS RECOURSE ($)                                               { One or the other is required for all deals.
21  LOSS RESERVE ($)                                1,196,561,978   { One or the other is required for all deals.
22  NET ASSET POOL BALANCE ($)                        836,523,312   Required for all deals.
23  OTHER RECOURSE ($)                                              { One or the other may apply, but not both
24  OTHER RESERVES ($)                                              { One or the other may apply, but not both
25  TOTAL CAPITAL OUTSTANDING ($)                      98,000,000   Required for all deals.
26  TOTAL NUMBER OF OBLIGORS (#)
27  YIELD RECOURSE ($)                                              { One or the other may apply, but not both
28  YIELD RESERVE ($)                                               { One or the other may apply, but not both
29  Reserved for Future Use
30  Reserved for Future Use
          OTHER FORMS OF LOSS PROTECTION
31  SUBORDINATED DEBT ($)                                           { One or more may apply
32  LETTERS OF CREDIT ($)                                           { One or more may apply
33  CASH COLLATERAL ($)                                             { One or more may apply
34  SPREAD ACCOUNT ($)                                              { One or more may apply
               RE CREDIT CARD DEALS
35  PORTFOLIO YIELD (%)
36  BASE RATE (%)

37  NET LOSS (%)
38  EXCESS SPREAD (%)
39  PAYMENT RATIO (%)

III. COMPLIANCE TESTS


 ENTER (OR ENTER FORMULAS THAT POINT TO) THE                                              ENTER FORMULAS
    NAMES/DESCRIPTIONS OF THE COMPLIANCE         ENTER (OR POINT TO)   ENTER "MIN" OR   THAT POINT TO THE
 TESTS FOR THIS DEAL. LEAVE BLANKS IF THERE      THE TEST LIMIT FOR    "MAX" FOR EACH   TEST RESULT IN THE
             ARE FEWER THAN TEN.                      EACH TEST.            TEST.         SELLER REPORT.
---------------------------------------------   --------------------   --------------   ------------------
              TEST DESCRIPTION                       TEST LIMIT        TYPE (MIN/MAX)       TEST RESULT
---------------------------------------------   --------------------   --------------   ------------------
 1  Borrowing Base Test (%)                                   100.00%        MIN                   850.590%
 2  Asset Coverage Test (%)                                   300.00%        MIN                  1530.170%
 3
 4
 5
 6
 7
 8
 9
10

IV.  OBLIGOR DATA

      Enter FORMULAS that point to this data in the Seller Report worksheet

         TEN LARGEST NORMAL OBLIGORS                  BALANCE ($)         LIMIT ($)         EXCESS ($)
------------------------------------------------  ------------------   --------------   ------------------
 1  Nextel Finance Company                                47,993,010       48,465,859
 2  Charter Communications Operating Llc                  34,898,151       48,465,859
 3  Safelite Glass Corp.                                  13,831,998       48,465,859
 4  Mandalay Resort Group                                 13,534,829       48,465,859
 5  Fitness Holdings Worldwide, Inc.                      12,426,857       48,465,859
 6  Dean Foods Company                                    12,370,277       48,465,859
 7  Ford Motor Credit Company                             12,036,408       48,465,859
 8  Lamar Media Corporation                               12,027,504       48,465,859
 9  Metro-Goldwyn-Mayer Studios, Inc.                     12,015,143       48,465,859
10  Riverwood International Corporation                   11,985,936       48,465,859
11                 SUM OF REMAINING NORMAL OBLIGORS ($)

      Enter FORMULAS that point to this data in the Seller Report worksheet.

              ALL SPECIAL OBLIGORS                    BALANCE ($)         LIMIT ($)         EXCESS ($)
------------------------------------------------  ------------------   --------------   ------------------
 1


 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43

44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75

                                     Annex A
                                       to
                                   Schedule I

                      Investor Report Officer's Certificate

The undersigned, _______________, Authorized Signatory of ING Prime Rate Trust
                (the "Borrower") pursuant to that certain Revolving Credit and Security Agreement, dated as of July 16, 2003 among the Borrower, CRC Funding, LLC, and Citicorp North America, Inc., as agent (the "Agent"), as the same may be amended, modified or supplemented from time to time (the "Credit Agreement"), hereby certifies that:

1.  The Investor Report furnished herewith to the Agent pursuant to
    SECTION 5.01(e) of the Credit Agreement is true, accurate and complete as of the date hereof.

2. Except as expressly disclosed in writing to the Agent, no event has occurred and is continuing which would constitute a Default or an Event of Default.

3. Except as expressly disclosed in writing to the Agent, as of the date hereof, the Borrower is in full compliance with the Borrowing Base Test and the Asset Coverage Test.

4. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED:
      --------------------------------

            ---------------------------------
            Name:
            Title:

                                   SCHEDULE II

                         FORM OF WEEKLY PORTFOLIO REPORT

                                  See Attached

                                       BAM

PORTFOLIO DATA WORKSHEET

            BAM VERSION                     2.0
-------------------------------------    ---------
CUSTOMER NO (#)                                  1 Obtain from Harrison (Madeleine Maclntyre).
FACILITY NO (#)                               1691 Obtain from Harrison (Madeleine Maclntyre).
REPORT MONTH (#)                                 6 The formula should yield a number between 1 and 12.
REPORT YEAR (#)                               2003 The formula should yield a number like 1997, 1998, etc.
"AS OF" DATE                             6/27/2003 The "as of" date for the Outstanding Capital Balance, etc.
SELLER REPORT/FILE VERSION NO                  2.0 Used to verify what version of the file the customer is using.

Dollar Amounts

/ / Thousands (x $1,000)    /X/ Whole Dollars ($1) or Dollars and Cents ($1.00)      / / Millions (x $1,000,000)

All dollar amounts in this BAMI worksheet must be consistent. E.g., If the THOUSANDS option is selected above, all dollar amounts will be multiplied by 1,000 when they are transferred into the portfolio database.

           ALL AMOUNTS IN THIS BAM WORKSHEET MUST BE EXPRESSED IN US$

  For Non-US$ denominated Seller Reports use the Seller Report's exchange rate in the formulas entered below

I. AGINGS DATA

                                              ENTER FORMULAS
  ENTER (OR POINT TO) THE AGINGS BUCKET      THAT POINT TO THE
  DESCRIPTIONS USED IN THIS DEAL (E.G.,     DATA IN THE SELLER
    CURRENT, 1-30 DAYS PAST DUE, ETC.)            REPORT.
-----------------------------------------   ------------------
        AGING BUCKET DESCRIPTION               AGING AMOUNTS
-----------------------------------------   ------------------
 1
 2
 3
 4
 5
 6
 7
 8
 9
10

II. REQUIRED DATA ELEMENTS

 Enter FORMULAS to link to the data or calculation results in the Seller Report worksheet.
        If a line item does not apply to this deal, leave the cell blank.

    DESCRIPTION                                        VALUE
    -----------                                        -----
 1  COLLECTIONS - PRINCIPAL ($)                                     Required for all deals.
 2  COLLECTIONS - FINANCE CHARGES ($)                               Applicable only to interest-bearing receivables.
 3  ASSET DILUTIONS ($)
 4  ASSET GROSS WRITE OFFS ($)                                      Required for all deals.
 5  ASSET RECOVERIES ($)                                            Required for all deals.
 6  SALES ($)
 7  AVERAGE MATURITY (DAYS)                                         As used in the calculation of the squidation yield reserve.
 8  BREAKAGE RESERVE ($)
 9  CAPITAL COVERAGE (%)                                 1530.170%
10  COLLECTION AGENT FEE RESERVE ($)
11  DEFAULT RECEIVABLES ($)
12  DEFAULT RATIO (%)
13  DELINQUENT RECEIVABLES ($)
14  DELINQUENCY RATIO (%)
15  CURRENT LOSS-TO-LIQUIDATION RATIO (%)
16  ROLLING AVERAGE LTL RATIO (%)                                   As defined in the transaction documentation.
                                                                    (3-month/6-month/12-month/etc.)
17  DILUTION RESERVE ($)
18  ELIGIBLE ASSET SHARE (%)                              100.000%
19  LOSS PROTECTION (%)                                  1530.170%  Required for all deals.
20  LOSS RECOURSE ($)                                               { One or the other is required for all deals.
21  LOSS RESERVE ($)                                1,196,561,978   { One or the other is required for all deals.
22  NET ASSET POOL BALANCE ($)                        836,523,312   Required for all deals.
23  OTHER RECOURSE ($)                                              { One or the other may apply, but not both
24  OTHER RESERVES ($)                                              { One or the other may apply, but not both
25  TOTAL CAPITAL OUTSTANDING ($)                      98,000,000   Required for all deals.
26  TOTAL NUMBER OF OBLIGORS (#)
27  YIELD RECOURSE ($)                                              { One or the other may apply, but not both
28  YIELD RESERVE ($)                                               { One or the other may apply, but not both
29  Reserved for Future Use
30  Reserved for Future Use
          OTHER FORMS OF LOSS PROTECTION
31  SUBORDINATED DEBT ($)                                           { One or more may apply
32  LETTERS OF CREDIT ($)                                           { One or more may apply
33  CASH COLLATERAL ($)                                             { One or more may apply
34  SPREAD ACCOUNT ($)                                              { One or more may apply
               RE CREDIT CARD DEALS
35  PORTFOLIO YIELD (%)
36  BASE RATE (%)

37  NET LOSS (%)
38  EXCESS SPREAD (%)
39  PAYMENT RATIO (%)

III. COMPLIANCE TESTS

 ENTER (OR ENTER FORMULAS THAT POINT TO) THE                                              ENTER FORMULAS
    NAMES/DESCRIPTIONS OF THE COMPLIANCE         ENTER (OR POINT TO)   ENTER "MIN" OR   THAT POINT TO THE
 TESTS FOR THIS DEAL. LEAVE BLANKS IF THERE      THE TEST LIMIT FOR    "MAX" FOR EACH   TEST RESULT IN THE
             ARE FEWER THAN TEN.                      EACH TEST.            TEST.         SELLER REPORT.
---------------------------------------------   --------------------   --------------   ------------------
              TEST DESCRIPTION                       TEST LIMIT        TYPE (MIN/MAX)       TEST RESULT
---------------------------------------------   --------------------   --------------   ------------------
 1  Borrowing Base Test (%)                                   100.00%        MIN                   850.590%
 2  Asset Coverage Test (%)                                   300.00%        MIN                  1530.170%
 3
 4
 5
 6
 7
 8
 9
10

IV.  OBLIGOR DATA

     Enter FORMULAS that point to this data in the Seller Report worksheet.

         TEN LARGEST NORMAL OBLIGORS                  BALANCE ($)         LIMIT ($)         EXCESS ($)
------------------------------------------------  ------------------   --------------   ------------------
 1  Nextel Finance Company                                47,993,010       48,465,859
 2  Charter Communications Operating Llc                  34,898,151       48,465,859
 3  Safelite Glass Corp.                                  13,831,998       48,465,859
 4  Mandalay Resort Group                                 13,534,829       48,465,859
 5  Fitness Holdings Worldwide, Inc.                      12,426,857       48,465,859
 6  Dean Foods Company                                    12,370,277       48,465,859
 7  Ford Motor Credit Company                             12,036,408       48,465,859
 8  Lamar Media Corporation                               12,027,504       48,465,859
 9  Metro-Goldwyn-Mayer Studios, Inc.                     12,015,143       48,465,859
10  Riverwood International Corporation                   11,985,936       48,465,859
11                 SUM OF REMAINING NORMAL OBLIGORS ($)

     Enter FORMULAS that point to this data in the Seller Report worksheet.

              ALL SPECIAL OBLIGORS                    BALANCE ($)         LIMIT ($)         EXCESS ($)
------------------------------------------------  ------------------   --------------   ------------------
 1


 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43

44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75

                                     Annex A
                                       to
                                   Schedule II

                  Weekly Portfolio Report Officer's Certificate

     The undersigned, _______________, Authorized Signatory of ING Prime Rate Trust (the "Borrower") pursuant to that certain Revolving Credit and Security Agreement, dated as of July 16, 2003 among the Borrower, CRC Funding, LLC and Citicorp North America, Inc., as agent (the "Agent"), as the same may be amended, modified or supplemented from time to time (the "Credit Agreement"), hereby certifies that:

          1. The aggregate outstanding principal balance of Advances as of the date hereof is $___________.

          2. The aggregate Asset Value of the Eligible Collateral as of the date hereof is $___________.

          3.   The Borrowing Base as of the date hereof is $_________.

          4. Except as expressly disclosed in writing to the Agent, no event has occurred and is continuing which would constitute a Default or an Event of Default.

          5. The Weekly Portfolio Report to which this certificate is attached is true, accurate and complete. (1)

          6. Except as expressly disclosed in writing to the Agent, as of the date hereof, the Borrower is in compliance with the Borrowing Base Test and the Asset Coverage Test.

          7. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

----------
(1) Daily reports required during the continuance of a Default or Event of Default.

               IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

     DATED:
            -----------------------------


                                         ---------------------------
                                         Name:
                                         Title:

                                  SCHEDULE III

                            SCOPE OF AUDIT PROCEDURES

                                  See Attached

                        ING Prime Rate Trust (the "Fund")

   Agreed Upon Procedures to be Performed Annually by the External Accountants

Select three Monthly Investor Reports (the "Investor Reports"), including the Monthly Investor Report corresponding to the Fund's year-end (the "Year-end Investor Report"). Perform the following procedures for each Investor Report, except as otherwise specified (captions refer to Investor Report sections):

I. Calculation of the Borrowing Base

          1. Agree the aggregate Asset Value of Borrowing Base Eligible Assets on the Investor Reports to the Fund's supporting documentation. Agree the aggregate Asset Value of Borrowing Base Eligible Assets on the Year-end Investor Report to the total of the portfolio of investments included in the Fund's audited financial statements.

          2. Agree the aggregate Adjusted Asset Value of Borrowing Base Eligible Assets.

          3. Agree Aggregate Asset Value of Borrowing Base Eligible Assets to the total of Input Section II: System Download of the Investor Report.

          4. Agree all Excess Concentrations (Obligor > 5%, Industry > 20%, Foreign OECD Loan Assets > 25%, Foreign OECD Assets - Single Country > 10%, Distressed Assets > 10%, Maturity Greater than 10 years > 10%, Unsecured Loan Assets > 10%, Participation Interests from a single Selling Institution > 10%, Credit Linked Notes > 10%, Class E or Class F Bond Assets > 20% and Fixed Rate Loan Assets > 10%) to the total of sections IV: Excess Obligor Concentrations,
V: Excess Industry Concentrations and VI: Other Borrowing Base Excess Concentrations.

          5. Recalculate the Borrowing Base.

II. Calculation of Credits Outstanding

          1. Recalculate Credits Outstanding (sum of (i) Principal Balance of Advances - Capital Outstanding, (ii) Custodian Overdrafts Outstanding, and (iii) Accrued Interest for 60 Days at Assignee Rate).

III. Compliance Tests

          1. Recalculate compliance for the Borrowing Base Test (Borrowing Base divided by Total Credits Outstanding) and Asset Coverage Test - 40 Act Test (Net Assets plus Accrued Interest plus Principal Outstanding divided by Accrued Interest plus Principal Outstanding).

          2. Recalculate compliance of the Remedial Paydown Calculation if the Borrowing Base Test and Asset Coverage Test fail.

          3. Recalculate the Credits Outstanding after Paydown (Pre-Paydown Credit Outstanding Less Actual Paydown).

IV. Excess Obligor Concentrations

          1. Select ten obligors from this section and agree the obligor names and the Adjusted Asset Value to the Fund's supporting documentation.

          2. For the selected obligors, recalculate the Obligor Excess Concentrations, if any.

          3. For the selected obligors, verify that the obligor totals were properly aggregated by tracing the obligor names to Input Section II: System Download.

V. Excess Industry Concentration

          1. Select ten industries from this section and agree the industry name and the Total Adjusted Asset Value per Industry to the Fund's supporting documentation.

          2. For the selected industries, recalculate the Industry Excess Concentrations, Obligor/Industry Overlap and Net Industry Concentration, if any.

          3. For the selected industries, verify that the industry totals were properly aggregated by tracing the industry names to Input Section II: System Download.

VI. Other Excess Concentrations

          1. Agree the Total Adjusted Asset Value for Approved Foreign Assets, Foreign Assets relating to obligors in a single OECD country, Distressed Assets, Unsecured Loan Assets, Fixed Rate Loan Assets, Credit Linked Notes, Class E or Class F Bond Assets and Selling Institution Participations to the Fund's supporting documentation. Additionally, select ten Single OECD Countries and agree the Total Adjusted Asset Value to the Fund's supporting documentation. In addition, agree the maximum unused commitments to fund future advances to the Fund's supporting documentation.

          2. Recalculate the Gross Excess Concentrations and Net (with Obligor) Excess Concentrations for Approved Foreign Assets and Distressed Assets. Additionally, recalculate the Excess Concentrations, Obligor/Industry Overlap, Obligor/Distressed Assets Overlap and Net Single Country Concentration for Single OECD Countries.

          3. For the other concentrations, verify that the industry totals were properly aggregated by tracing the concentration categories to Input Section II:
System Download.

VII. Input Section II: System Download

          1. Select a sample of 25 assets from the file. Agree all information by obligor to the Fund's supporting documentation.

          2. For the sample selected in step 1, test whether the assets satisfy the criteria for Borrowing Base Eligible Assets per the Program Documents.

For the sample selected in step 1, agree their market value to the independent market value pricing source used by the Fund.

                                   SCHEDULE IV

                            INDUSTRY CLASSIFICATIONS

Aerospace and Defense
Automobile
Banking
Beverage, Food and Tobacco
Broadcasting
Buildings and Real Estate
Cargo Transport
Chemicals, Plastics, and Rubber
Containers, Packaging, and Glass
Diversified Natural Resources
Diversified/Cong Manufacturing
Diversified/Conglomerate Service
Ecological
Electronics
Farming and Agriculture
Finance
Grocery
Healthcare, Education, Childcare
Home and Office Furnishings
Hotels, Motels, and Gaming
Insurance
Leisure, Amusement, Entertainment
Machinery
Mining, Steel, and Nonprecious Metals
Oil and Gas
Personal Transportation
Personal, Food and Misc Services
Personal/Nondurable Consumer Prod
Printing, Publishing
Retail Stores
Telecommunications
Textiles and Leather
Utilities

                                    EXHIBIT A

                             [FORM OF ADVANCE NOTE]

$__________                                                     _________,______

          FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement defined below) of each Advance made by the [Conduit Lender] [Secondary Lender] the undersigned (the "Borrower") pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of [INSERT NAME OF CONDUIT LENDER OR SECONDARY LENDER] (together with its successors and assigns the ["Conduit Lender"] ["Secondary Lender"]) the unpaid principal amount of each such Advance in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Conduit Lender] [Secondary Lender] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

          This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of July 16, 2003 (as from time to time amended, modified, or supplemented, the "Credit Agreement") among the Borrower, CRC Funding, LLC, as the Conduit Lender, the financial institutions parties thereto, and Citicorp North America, Inc., as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Conduit Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the |Conduit Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                              ING PRIME RATE TRUST


                              By:
                                 ------------------------
                              Name:
                              Title:

                                   SCHEDULE I

                                  TO EXHIBIT A

          This Advance Note evidences Advances made by [INSERT NAME OF CONDUIT LENDER OR SECONDARY LENDER], (the ["Conduit Lender"] ["'Secondary Lender"]) under the Revolving Credit and Security Agreement dated as of July 16, 2003 among ING Prime Rate Trust, as Borrower, CRC Funding, LLC, as the Conduit Lender, and Citicorp North America, Inc., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

       PRINCIPAL   PRINCIPAL     PRINCIPAL
       AMOUNT      AMOUNT PAID   BALANCE       NOTATION
DATE   ADVANCED    OR PREPAID    OUTSTANDING    BY
----   ---------   -----------   -----------   --------



                                    EXHIBIT B

                          [FORM OF NOTICE OF BORROWING]

                              ING PRIME RATE TRUST
                             Two Renaissance Square
                       40 North Central Avenue Suite 1200
                             Phoenix, AZ 85004-4424

Citicorp North America, Inc.,
 as Agent
Citicorp North America, Inc.
450 Mamaroneck Avenue
Harrison, New York  10528

                               NOTICE OF BORROWING

          This Notice of Borrowing is made pursuant to SECTION 2.02 of that certain Revolving Credit and Security Agreement dated as of July 16, 2003 among ING Prime Rate Trust, CRC Funding, LLC, Citibank, N.A., and Citicorp North America, Inc., as Agent (as the same may from time to time be amended, supplemented, waived or modified, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

1. The Borrower hereby requests that on ______________, _____ (the "Borrowing Date") it receive Advances under the Credit Agreement in an aggregate principal amount of ____________ Dollars ($ ______).

2. The Borrower hereby gives notice of its request for such Advances to the Agent pursuant to SECTION 2.02 of the Credit Agreement, and requests the Conduit Lender or the Secondary Lenders, as applicable, remit, or cause to be remitted, the proceeds thereof to [the Borrower's Account (as defined in the Credit Agreement)] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in SECTION 4.01 of the Credit Agreement and to the best of the Borrower's knowledge, the representations and warranties of the Custodian, the Adviser and the Administrator contained in the Program Documents to which each such person is a party, are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date, which representations and warranties shall be true and correct as of such earlier date) and shall continue to be true immediately after giving effect to such Advance; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the conditions precedent to the making of the proposed Advance set forth in
     SECTION 3.02 of the Credit Agreement have been

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     fully satisfied; (iv) immediately after giving effect to such Advance, the
     Borrowing Base Test and the Asset Coverage Test will be complied with and not more than 20% of its Assets is represented by Margin Stock; and (v) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment for the Borrower.

          IN WITNESS WHEREOF, the undersigned has caused this Notice of Borrowing to be duly executed on its behalf on this ________ day of ________,
____.


                                                 ING PRIME RATE TRUST


                                                 By:
                                                    -------------------------
                                                 Name:
                                                 Title:

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                                    EXHIBIT C

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Revolving Credit and Security Agreement dated as of July 16, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CRC FUNDING, LLC, (together with its successors and assigns, the "Conduit Lender"), CITIBANK, N.A., as a secondary lender (together with the other banks and financial institutions from time to time parties to the Credit Agreement, the "Secondary Lenders"), CITICORP NORTH AMERICA, INC., as agent (in such capacity, together with its successors and assigns, the "Agent") and ING PRIME RATE TRUST (together with its permitted successors and assigns, the "Borrower"). Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor's Secondary Lender Commitment and Percentage and the Assignor's portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the "Assigned Interests"). After giving effect to such sale, assignment and assumption, the Assignee's "Secondary Lender Commitment" and the Assignee's "Percentage" will be as set forth on
     Schedule I hereto.

2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Pledged Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Agent, the Custodian, the Adviser, the Administrator or any other Person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

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3.   The Assignee (i) confirms that it has received a copy of the Credit
     Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to SECTION 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, the Conduit Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Internal Revenue
     Code) or that such Assignee shall have provided the Agent with two Internal Revenue Service forms W-8ECI (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person's trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Internal Revenue Code).

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

5.   Upon such acceptance and recording by the Agent, as of the Effective Date,
     (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments to be made by it under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same

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     agreement. Delivery of an executed counterpart of Schedule I to this
     Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

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                                   Schedule I
                                       to
                            Assignment and ACCEPTANCE

Percentage interest
transferred by Assignor:   ___%

Assignee's "Secondary Lender Commitment":    $___

Assignee's "Percentage"    ___%
Assignor:


                                        [INSERT NAME OF ASSIGNOR], as
                                        Assignor,


                                        By:
                                           ---------------------------
                                        Authorized Signatory


Assignee:


                                        [INSERT NAME OF ASSIGNEE], as Assignee


                                        By:
                                           ---------------------------
                                        Authorized Signatory

Accepted, Consented to and
Acknowledged this ____ day of
_________________, ____


CITICORP NORTH AMERICA, INC., as Agent

By:
   ------------------------------
 Vice President

[ING PRIME RATE TRUST

By:
   ------------------------------
 Authorized Signatory](2)

----------
(2)   If the Borrower's signature is required.